UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THE WESTERN UNION COMPANY
7001 E. Belleview Avenue
Denver, Colorado 80237

April 3, 2019

DEAR STOCKHOLDER:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of The Western Union Company (the “Company”), to be held at 8:00 a.m., local time, on Friday, May 17, 2019, at the Company’s headquarters, located at 7001 E. Belleview Avenue, Denver, Colorado 80237. The registration desk will open at 7:30 a.m.

The attached notice and Proxy Statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2018 Annual Report, which is being made available to you along with the Proxy Statement, contains information about the Company and its performance. Directors and certain officers of the Company will be present at the Annual Meeting.

Your vote is important! Whether or not you plan to attend the Annual Meeting, please read the Proxy Statement and then vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. Using the telephone, Internet, tablet or smartphone voting systems, or mailing your completed proxy card, will not prevent you from voting in person at the Annual Meeting if you are a stockholder of record and wish to do so.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the Company.

Regards, Hikmet Ersek President, Chief Executive Officer and Director

YOUR VOTE IS IMPORTANT!

PLEASE PROMPTLY VOTE BY TELEPHONE, INTERNET, TABLET OR SMARTPHONE, OR REQUEST A PROXY CARD TO COMPLETE, SIGN, DATE AND RETURN BY MAIL SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. YOUR PROMPT ACTION WILL AID THE COMPANY IN REDUCING THE EXPENSE OF PROXY SOLICITATION.

THE WESTERN UNION COMPANY
7001 E. BELLEVIEW AVENUE
DENVER, COLORADO 80237
(866) 405-5012

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
When: May 17, 2019 at 8:00 a.m. local time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 19, 2019

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

ITEMS OF BUSINESS		BOARD’S RECOMMENDATION	FURTHER INFORMATION
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2020 Annual Meeting of Stockholders	FOR each director nominee	Page 13
2	Hold an advisory vote to approve executive compensation	FOR	Page 65
3	Ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2019	FOR	Page 67
4	Vote on the stockholder proposal described in the accompanying Proxy Statement, if properly presented at the Annual Meeting	AGAINST	Page 69
5	Transact any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

ATTENDING THIS MEETING

All stockholders will be required to show valid, government-issued, photo identification or an employee badge issued by the Company. If your shares are registered in your name (a “Registered Holder”), your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank or other nominee (a “Beneficial Holder”), you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the Annual Meeting to allow time for identity verification.

WHO CAN ATTEND AND VOTE

Our stockholders of record on March 19, 2019 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement that may take place. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Annual Meeting and for ten days prior to the Annual Meeting at our principal executive offices located at 7001 E. Belleview Avenue, Denver, Colorado 80237.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

YOUR VOTE IS EXTREMELY IMPORTANT.

TELEPHONE	INTERNET	BY MAIL	BY TABLET OR SMARTPHONE	IN PERSON
Beneficial Owners call toll free at 1-800-454-8683 Registered Holders call toll free at 1-866-883-3382	Beneficial Owners visit www.proxyvote.com Registered Holders visit www.proxypush.com/wu	Request a paper proxy card to complete, sign, date and return

Beneficial Owners vote your shares online with your tablet or smartphone by scanning the QR code above.

Registered Holders vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card.

Attend the Annual Meeting

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com for Beneficial Owners and www.proxydocs.com/wu for Registered Holders. To access such proxy materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card. You may also access this Proxy Statement and Annual Report to Stockholders at www.wuannualmeeting.com.

We appreciate your prompt vote. After reading the Proxy Statement, please vote at your earliest convenience, by telephone, Internet, tablet or smartphone, or request a proxy card to complete, sign, date and return by mail. If you decide to attend the Annual Meeting and would prefer to vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Please note that all votes cast via telephone, Internet, tablet or smartphone must be cast prior to 11:59 p.m., Eastern Time on Thursday, May 16, 2019. For shares held in The Western Union Company Incentive Savings Plan, direction regarding how to vote such shares must be received, if by mail, on or before May 14, 2019.

By Order of the Board of Directors

Caroline Tsai
Executive Vice President, General Counsel and Corporate Secretary

April 3, 2019

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement before voting.

2019 ANNUAL MEETING OF STOCKHOLDERS OF THE WESTERN UNION COMPANY (the “Company”)
When: May 17, 2019 at 8:00 a.m. local time	Where: Company Headquarters 7001 E. Belleview Avenue Denver, Colorado 80237	Record Date: March 19, 2019

MEETING AGENDA AND VOTING MATTERS

ITEM	MANAGEMENT PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
1	Election of Directors named in this Proxy Statement to serve as members of the Company’s Board of Directors until the Company’s 2020 Annual Meeting of Stockholders	FOR each director nominee	13
2	Advisory Vote to Approve Executive Compensation	FOR	65
3	Ratify the Selection of Ernst & Young LLP as our independent registered public accounting firm for 2019	FOR	67

ITEM	STOCKHOLDER PROPOSAL	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)
4	Stockholder proposal regarding political contributions disclosure	AGAINST	69

INFORMATION ABOUT OUR BOARD (PAGE 6)

2019 Proxy Statement	|	i

PROXY SUMMARY

MEMBERS OF OUR BOARD OF DIRECTORS

Martin I. Cole Independent	Hikmet Ersek	Richard A. Goodman Independent
Age 62 Director Since 2015	Age 58 Director Since 2010	Age 70 Director Since 2012
Committee(s) ●Audit Committee ●Compliance Committee	Committee(s) ●Compliance Committee (Non-voting Member)	Committee(s) ●Audit Committee Chair ●Compensation and Benefits Committee

Betsy D. Holden Independent	Jeffrey A. Joerres Independent	Roberto G. Mendoza Independent
Age 63 Director Since 2006	Age 59 Director Since 2015 Chairman of the Board	Age 73 Director Since 2006
Committee(s) ●Compensation and Benefits Committee Chair ●Audit Committee	Committee(s) ●None	Committee(s) ●Corporate Governance and Public Policy Committee ●Compliance Committee

Michael A. Miles, Jr. Independent	Robert W. Selander Independent	Angela A. Sun Independent
Age 57 Director Since 2006	Age 68 Director Since 2014	Age 44 Director Since 2018
Committee(s) ●Compensation and Benefits Committee ●Corporate Governance and Public Policy Committee	Committee(s) ●Corporate Governance and Public Policy Committee Chair ●Compensation and Benefits Committee	Committee(s) ●Audit Committee

Frances Fragos Townsend Independent	Solomon D. Trujillo Independent
Age 57 Director Since 2013	Age 67 Director Since 2012
Committee(s) ●Compliance Committee Chair ●Corporate Governance and Public Policy Committee	Committee(s) ●Audit Committee ●Compliance Committee

ii	|	The Western Union Company

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS (PAGE 14)

✓	Annual Election of Directors
✓	Proxy Access
✓	Majority Vote Standard in Uncontested Elections
✓	Stockholder Right to Call Special Meetings (with the stock ownership requirement to call such meetings reduced from 20% to 10% in 2018)
✓	No Stockholder Rights Plan (“Poison Pill”)
✓	No Supermajority Voting Provisions in the Company’s Organizational Documents
✓	Independent Board, Except Our Chief Executive Officer (“CEO”)
✓	Independent Non-Executive Chairman
✓	Independent Board Committees
✓	Confidential Stockholder Voting
✓	Board Committee Authority to Retain Independent Advisors
✓	Robust Codes of Conduct
✓	Robust Stock Ownership Guidelines for Senior Executives and Directors
✓	Prohibition Against Pledging and Hedging of Company Stock by Senior Executives and Directors
✓	Regular Stockholder Engagement

CORE COMPONENTS OF 2018 EXECUTIVE COMPENSATION (PAGE 41)

●Base Salary - Fixed compensation component payable in cash
●Annual Incentive Awards - Variable compensation component payable in cash based on performance against annually established performance objectives
●Performance-Based Restricted Stock Units (“PSUs”) - Restricted stock units vest based on the Company’s achievement of financial performance objectives and the Company’s relative total stockholder return (“TSR”) versus the Standard & Poor’s 500 Index (“S&P 500 Index”)

●Restricted Stock Units (“RSUs”) - RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during the vesting period
●Stock Options - For our CEO, non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire ten years after grant and become exercisable in 25% annual increments over a four-year vesting period

2019 Proxy Statement	|	iii

PROXY SUMMARY

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (PAGE 30)

WHAT WE DO
✓	Pay-for-performance and at-risk compensation.
A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2018, performance-based compensation comprised approximately 83% of the targeted annual compensation for our CEO and, on average, approximately 61% of the targeted annual compensation for the other NEOs. The remaining components of our NEOs’ 2018 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation and Benefits Committee (the “Compensation Committee”) viewing RSUs as at-risk as their value fluctuates based on our stock price performance.
✓	Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company, and are designed to be aligned with the creation of long-term stockholder value.
✓	Emphasis on future pay opportunity vs. current pay.
Our long-term incentive awards are equity-based and have multi-year vesting provisions to encourage retention. For 2018, long-term equity compensation comprised approximately 73% of the targeted annual compensation for our CEO and, on average, approximately 60% of the targeted annual compensation for the other NEOs.
✓	Mix of performance metrics.
The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.
✓	Stockholder engagement.
The Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
✓	“Clawback” policies.
The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer. In addition, the Company’s compliance clawback policy allows the Company to recover incentive compensation paid to an executive officer for conduct that is later determined to have contributed to future compliance failures, subject to applicable laws.
✓	Robust stock ownership guidelines.
We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (six-times base salary in the case of our CEO and three-times base salary for our other NEOs).
✓	Three-year performance period for PSUs.
✓	Outside compensation consultant retained by the Compensation Committee.
✓	“Double trigger” severance benefits in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓	Consider compliance in compensation program.

iv	|	The Western Union Company

PROXY SUMMARY

WHAT WE DON’T DO
✘	No repricing or buyout of underwater stock options.
None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.
✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009.
Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.
✘	No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.
✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.

CHIEF EXECUTIVE OFFICER COMPENSATION

The following chart demonstrates that our CEO’s compensation is heavily weighted toward “at risk” and performance-based pay elements, and such elements comprised approximately 90% and 83% of the 2018 total targeted direct compensation for Mr. Ersek, respectively. Pay is based on the annual base salary and target incentive opportunities applicable to Mr. Ersek as of December 31, 2018.

CEO 2018 TOTAL TARGET DIRECT COMPENSATION

Since a significant portion of Mr. Ersek’s compensation is both performance-based and “at-risk,” we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2016, 2017 and 2018. For the cumulative period of 2016 to 2018, realizable pay was approximately 35% lower than total target direct compensation for that period.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total target direct compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

2019 Proxy Statement	|	v

PROXY SUMMARY

CEO TOTAL
TARGET DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2018 Summary Compensation Table.

(2)	Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities granted to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan and (c) the target grant values of the long-term incentives granted to Mr. Ersek with respect to each of the years shown under the Long-Term Incentive Plan.

(3)

Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2018, each reported in the year granted, (d) the value realized upon vesting of PSUs and the value of unvested PSUs based on the closing stock price on the last trading day of 2018 and estimated performance as of December 31, 2018, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2018, each reported in the year granted.

vi	|	The Western Union Company

PROXY STATEMENT

The Board of Directors (the “Board of Directors” or the “Board”) of The Western Union Company (“Western Union” or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 17, 2019 at 8:00 a.m., local time, and any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held at the Company’s Headquarters, 7001 E. Belleview Avenue, Denver, Colorado 80237.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules and regulations, instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we furnish proxy materials, which include this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and Annual Report to Stockholders, to our stockholders over the Internet unless otherwise instructed by the stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials was first mailed on April 3, 2019 to all stockholders of record as of March 19, 2019 (the “Record Date”). The only voting securities of the Company are shares of the Company’s common stock,

$0.01 par value per share (the “Common Stock”), of which there were 436,119,403 shares outstanding as of the Record Date. The closing price of the Company’s Common Stock on the Record Date was $18.07 per share.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for the year ended December 31, 2018 (the “2018 Annual Report”), accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 that was filed with the SEC, without charge, by writing to Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237. If you would like to receive a copy of any exhibits listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, please call (866) 405-5012 or submit a request in writing to Investor Relations at the above address, and the Company will provide you with the exhibits upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits). The Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and these exhibits are also available in the “Investor Relations” section of www.westernunion.com. This Proxy Statement and the 2018 Annual Report are also available at www.wuannualmeeting.com, as well as on the SEC’s website at sec.gov.

2019 Proxy Statement	|	1

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHY DID I RECEIVE THESE MATERIALS?

A	Our Board of Directors has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place on May 17, 2019, or any adjournment or postponement thereof. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR SET OF PROXY MATERIALS?

A	This means you hold shares of the Company in more than one way. For example, you may own some shares directly as a Registered Holder and other shares through a broker or you may own shares through more than one broker. In these situations, you may receive multiple Notices of Internet Availability of Proxy Materials or, if you request proxy materials to be delivered to you by mail, Proxy Cards. It is necessary for you to vote, sign, and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Notices of Internet Availability of Proxy Materials you receive in order to vote all of the shares you own. If you request proxy materials to be delivered to you by mail, each Proxy Card you receive will come with its own prepaid return envelope; if you vote by mail, make sure you return each Proxy Card in the return envelope that accompanied that Proxy Card.

WHY DID MY HOUSEHOLD RECEIVE ONLY ONE COPY OF THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR PROXY MATERIALS?

A	In addition to furnishing proxy materials electronically, we take advantage of the SEC’s “householding” rules to reduce the delivery cost of materials. Under such rules, only one Notice of Internet Availability of Proxy Materials or, if you have requested paper copies, only one set of proxy materials is delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. If you are a stockholder sharing an address and wish to receive a separate Notice of
Internet Availability of Proxy Materials or copy of the proxy materials, you may so request by contacting the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. A separate copy of the proxy materials will be promptly provided following receipt of your request, and you will receive separate materials in the future. If you currently share an address with another stockholder but are nonetheless receiving separate copies of the materials, you may request delivery of a single copy in the future by contacting the Broadridge Householding Department at the number or address shown above.

DOES MY VOTE MATTER?

A	YES! We are required to obtain stockholder approval for the election of directors and other important matters. Each share of Common Stock is entitled to one vote and every share voted has the same weight. In order for the Company to obtain the necessary stockholder approval of proposals, a “quorum” of stockholders (a majority of the issued and outstanding shares entitled to vote) must be represented at the Annual Meeting in person or by proxy. If a quorum is not obtained, the Company must adjourn or postpone the Annual Meeting and solicit additional proxies; this is an expensive and time-consuming process that is not in the best interest of the Company or its stockholders. Since few stockholders can spend the time or money to attend stockholder meetings in person, voting by proxy is important to obtain a quorum and complete the stockholder vote.

HOW DO I VOTE?

A

@ By Telephone or Internet—You may vote your shares via telephone as instructed on the Proxy Card, or the Internet as instructed on the Proxy Card or the Notice of Internet Availability of Proxy Materials. The telephone and Internet procedures are designed to authenticate your identity, to allow you to vote your shares, and confirm that your instructions have been properly recorded.

The telephone and Internet voting facilities will close at 11:59 p.m., Eastern Time, on May 16, 2019.

2	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

By Mail—If you request paper Proxy Cards by telephone or Internet, you may elect to vote by mail. If you elect to do so, you should complete, sign, and date each Proxy Card you receive, indicating your voting preference on each proposal, and return each Proxy Card in the prepaid envelope that accompanied each Proxy Card. If you return a signed and dated Proxy Card but you do not indicate your voting preferences, your shares will be voted in accordance with the recommendations of the Board of Directors. By returning your signed and dated Proxy Card or providing instructions by the alternative voting procedure in time to be received for the Annual Meeting, you authorize Hikmet Ersek and Caroline Tsai to act as your proxies (the “Proxies”) to vote your shares of Common Stock as specified.

By Tablet or Smartphone—If you are a Beneficial Owner, you may vote your shares online with your tablet or smartphone by scanning the QR code above. If you are a Registered Holder, you may vote your shares online with your tablet or smartphone by scanning the QR code on your Proxy Card. The ability to vote in this way by tablet or smartphone will expire at 11:59 p.m., Eastern Time, on May 16, 2019.

At the Annual Meeting—Shares held in your name as a Registered Holder may be voted by you in person at the Annual Meeting. Shares held by Beneficial Holders may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or agent that holds your shares giving you the right to vote the shares, and you bring such proxy to the Annual Meeting.

Shares held in The Western Union Company Incentive Savings Plan—For shares held in The Western Union Company Incentive Savings Plan (the “ISP”), that plan’s trustee will vote such shares as directed. If no direction is given on how to vote such shares to the trustee by mail on or before May 14, 2019 or by Internet, telephone, tablet or smartphone by 11:59 p.m., Eastern Time, on May 16, 2019, the trustee will vote your shares held in that ISP in the same proportion as the shares for which it receives instructions from all other participants in the ISP.

HOW MANY VOTES ARE REQUIRED TO APPROVE A PROPOSAL?

A

The Company’s By-Laws (the “By-Laws”) require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director with abstentions and broker non-votes not counted as votes “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The advisory vote to approve executive compensation (Proposal 2), the ratification of Ernst & Young LLP’s selection as independent registered public accounting firm for 2019 (Proposal 3), and the stockholder proposal regarding political contributions disclosure (Proposal 4) each require the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

2019 Proxy Statement	|	3

THE PROXY PROCESS AND STOCKHOLDER VOTING

WHAT IS THE EFFECT OF NOT VOTING?

A

It depends on how ownership of your shares is registered and the proposal to be voted upon. If you own shares as a Registered Holder, rather than through a broker, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement. Except as described below regarding your broker’s ability to vote your shares on certain matters, and assuming a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.

If you own shares as a Beneficial Holder through a broker and do not vote, your broker may represent your shares at the meeting for purposes of obtaining a quorum. As described in the answer to the following question, in the absence of your voting instruction, your broker may or may not be authorized to vote your shares.

IF I DON’T VOTE, WILL MY BROKER VOTE FOR ME?

A

If you own your shares as a Beneficial Holder through a broker and you don’t vote, your broker may vote your shares in its discretion on some “routine matters.” With respect to other proposals, however, your broker may not be able to vote your shares for you. With respect to these proposals, the aggregate number of unvoted shares is reported as the “broker nonvote. ” A “broker non-vote” share will not affect the determination of whether the matter is approved. The Company believes that the proposal to ratify Ernst & Young LLP’s selection as independent registered public accounting firm for 2019 (Proposal 3) set forth in this Proxy Statement is a routine matter on which brokers will be permitted to vote shares on your behalf, even without voting instructions. If your broker votes these shares on your behalf, your shares will be counted as present for purposes of establishing a quorum at the Annual Meeting.

Other than Proposal 3, the Company believes that all proposals set forth in this Proxy Statement are not considered routine matters and brokers will not be able to vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

HOW ARE ABSTENTIONS TREATED?

A	Whether you own your shares as a Registered Holder or as a Beneficial Holder, abstentions are counted toward the quorum requirement and have the same effect as votes “against” a proposal, other than the proposal to elect directors (Proposal 1), on which they have no effect.

IF I OWN MY SHARES THROUGH A BROKER, HOW IS MY VOTE RECORDED?

A	Brokers typically own shares of Common Stock for many stockholders. In this situation, the Registered Holder on the Company’s stock register is the broker or its nominee. This often is referred to as holding shares in “Street Name.” The Beneficial Holders of such shares do not appear in the Company’s stockholder register. If you hold your shares in Street Name, and elect to vote via telephone, Internet, tablet or smartphone, your vote will be submitted to your broker. If you request paper Proxy Cards and elect to vote by mail, the accompanying return envelope is addressed to return your executed Proxy Card to your broker. Shortly before the Annual Meeting, each broker will total the votes submitted by telephone, Internet, tablet or smartphone or mail by the Beneficial Holders for whom it holds shares and submit a Proxy Card reflecting the aggregate votes of such Beneficial Holders.

IS MY VOTE CONFIDENTIAL?

A	In accordance with the Company’s Corporate Governance Guidelines, the vote of any stockholder will not be revealed to anyone other than a nonemployee tabulator of votes or an independent election inspector (the “Inspector of Election”), except (i) as necessary to meet applicable legal and stock exchange listing requirements, (ii) to assert claims for or defend claims against the Company, (iii) to allow the Inspector of Election to certify the results of the stockholder vote, (iv) in the event a proxy, consent, or other solicitation in opposition to the voting recommendation of the Board of Directors takes place, (v) if a stockholder has requested that his or her vote be disclosed, or (vi) to respond to stockholders who have written comments on Proxy Cards.

4	|	The Western Union Company

THE PROXY PROCESS AND STOCKHOLDER VOTING

CAN I REVOKE MY PROXY AND CHANGE MY VOTE?

A

Yes. You have the right to revoke your proxy at any time prior to the time your shares are voted. If you are a Registered Holder, your proxy can be revoked in several ways: (i) by timely delivery of a written revocation delivered to the Corporate Secretary, (ii) by timely submission of another valid proxy bearing a later date (including through any alternative voting procedure described on the Notice of Internet Availability of Proxy Materials or Proxy Card), or (iii) by attending the Annual Meeting and giving the Inspector of Election notice that you intend to vote your shares in person. If your shares are held by a broker, you must contact your broker in order to revoke your proxy.

WILL ANY OTHER BUSINESS BE TRANSACTED AT THE MEETING? IF SO, HOW WILL MY PROXY BE VOTED?

A

Management does not know of any business to be transacted at the Annual Meeting other than those matters described in this Proxy Statement. The period specified in the Company’s By-Laws for submitting additional proposals to be considered at the Annual Meeting has passed and there are no such proposals to be considered. However, should any other matters properly come before the Annual Meeting, and any adjournments and postponements thereof, shares with respect to which voting authority has been granted to the Proxies will be voted by the Proxies in accordance with their judgment.

WHO COUNTS THE VOTES?

A

Votes will be counted and certified by the Inspector of Election, who is an employee of Equiniti Trust Company, the Company’s Transfer Agent and Registrar (“Equiniti”). If you are a Registered Holder, your telephone, Internet, tablet, or smartphone vote is submitted, or your executed Proxy Card is returned, directly to Equiniti for tabulation. As noted above, if you hold your shares as a Beneficial Holder, your broker returns a single Proxy Card to Equiniti on behalf of its clients.

HOW MUCH DOES THE PROXY SOLICITATION COST?

A

The Company has engaged the firm of MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016, to assist in distributing and soliciting proxies for a fee of approximately $20,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. A significant expense in the proxy process is printing and mailing the proxy materials. The Company will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to Beneficial Holders of our Common Stock. Proxies also may be solicited on behalf of the Company by directors, officers, or employees of the Company in person or by mail, telephone, email, or facsimile transmission. No additional compensation will be paid to such directors, officers, or employees for soliciting proxies. The Company will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, and this Proxy Statement and the accompanying Proxy Card, Notice of Meeting, and 2018 Annual Report.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company’s Proxy Statement and 2018 Annual Report are available at www.proxyvote.com for Beneficial Holders and www.proxydocs.com/wu for Registered Holders. To access such materials, you will need the control/identification numbers provided to you in your Notice of Internet Availability of Proxy Materials or your Proxy Card. You may also access this Proxy Statement and 2018 Annual Report at www.wuannualmeeting.com.

2019 Proxy Statement	|	5

BOARD OF DIRECTORS INFORMATION

In accordance with applicable Delaware law, the business of the Company is managed under the direction of its Board of Directors. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is to consist of not less than one nor more than 15 directors. All directors’ terms will expire at the Annual Meeting. At the Annual Meeting, director nominees will stand for election for one-year terms, expiring at the 2020 Annual Meeting of Stockholders.

During 2018, the Board of Directors met six times (not including committee meetings). Each of the directors attended at least 75% of the aggregate number of meetings of the Board and Board committees on which they served during 2018.

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	MARTIN I. COLE
	Former Chief Executive of the Technology Group, Accenture plc
	Age	62	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2015	Term Expires	2019
	Other Public Directorships	Western Digital Corporation and Cloudera, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Cole served as Chief Executive of the Technology Group at Accenture plc (“Accenture”), a professional services company, from 2012 to 2014. During his career at Accenture, Mr. Cole also served as the Chief Executive of the Communications, Media & Technology Operating Group from 2006 to 2012, Chief Executive of the Government Operating Group from 2004 to 2006, Managing Partner of the Outsourcing and Infrastructure Delivery Group from 2002 to 2004 and Partner in the Outsourcing and Government Practices Group from 1989 to 2002. Mr. Cole joined Accenture in 1980. Mr. Cole has been a director of Western Digital Corporation since December 2014 and Non-executive Board Chairman since January 2019 and a director of Cloudera, Inc. since September 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Cole brings to the Board experience as a former executive officer of a multinational management consulting, technology services, and outsourcing company, serving in various practice groups, including outsourcing and infrastructure, government services and technology. Mr. Cole also brings to the Board his experience as a member of the boards of technology companies, including a large multinational manufacturer of computer storage products and solutions and a market-leading data management software company.

6	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	HIKMET ERSEK
	President and Chief Executive Officer
	Age	58	Committee(s)	Compliance Committee (non-voting member)
	Director Since	2010	Term Expires	2019
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Ersek has served as the Company’s President and CEO since August 2010. From January 2010 to August 2010, Mr. Ersek served as the Company’s Chief Operating Officer. From 2008 to 2010, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe, Middle East, Africa and Asia Pacific Region. From 2006 to 2008, Mr. Ersek served as the Company’s Executive Vice President and Managing Director, Europe/Middle East/Africa/South Asia. Prior to 2006, Mr. Ersek held various positions of increasing responsibility with the Company. Prior to joining Western Union in 1999, Mr. Ersek was with GE Capital and Europay/MasterCard specializing in European payment systems and consumer finance.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Ersek is the only Director who is also an executive of the Company. Mr. Ersek provides insight as the Company’s leader, and from his prior roles as the Company’s Chief Operating Officer and leader in the Company’s Europe, Middle East, Africa and Asia Pacific region, a significant area for the Company. Mr. Ersek provides many years of international consumer payment sales, marketing, distribution, and operations insight from his experience with the Company, GE Capital, and Europay/MasterCard.

CFO Experience Financial Literacy Eligible for Audit Committee Financial Expert Emerging Markets Global Operational Experience	RICHARD A. GOODMAN
	Former Chief Financial Officer and Executive Vice President, Global Operations, PepsiCo Inc.
	Age	70	Committee(s)	Audit Committee Chair, Compensation and Benefits Committee
	Director Since	2012	Term Expires	2019
	Other Public Directorships	Adient plc and Pattern Energy Group, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
From 2010 to 2011, Mr. Goodman served as Executive Vice President, Global Operations of PepsiCo Inc. (“PepsiCo”), a global food and beverage company Prior to that, Mr. Goodman was PepsiCo’s Chief Financial Officer from 2006 to 2010. From 2003 until 2006, Mr. Goodman was Senior Vice President and Chief Financial Officer of PepsiCo International. Mr. Goodman served as Senior Vice President and Chief Financial Officer of PepsiCo Beverages International from 2001 to 2003, and as Vice President and General Auditor of PepsiCo from 2000 to 2001. Before joining PepsiCo in 1992, Mr. Goodman was with W.R. Grace & Co. in a variety of senior financial positions. Mr. Goodman served as a director of Johnson Controls, Inc. from 2008 to 2016, Kindred Healthcare Inc. until July 2018 and privately-held Toys ‘R’ Us until January 2019. He currently serves as a director of Adient plc, and Pattern Energy Group, Inc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Goodman brings to the Board experience as the chief financial officer and executive of a large, U.S.-based global company that manufactures, markets, and distributes a broad range of consumer goods. Mr. Goodman has experience with complex capital structures and brings to the Board a management perspective with regard to consumer products, global operations and M&A. Mr. Goodman also brings to the Board his experience as a board member of both a global diversified industrial company and a global retailer.

2019 Proxy Statement	|	7

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	BETSY D. HOLDEN
	Senior Advisor to McKinsey & Company and Former Co-CEO of Kraft Foods Inc.
	Age	63	Committee(s)	Compensation and Benefits Committee Chair, Audit Committee
	Director Since	2006	Term Expires	2019
	Other Public Directorships	Dentsply Sirona Inc. and National Retail Properties, Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Betsy D. Holden has been a Senior Advisor to McKinsey & Company, a global management consulting company, since April 2007 leading strategy, marketing and board effectiveness initiatives for consumer goods, healthcare, and financial services clients. Prior to that Ms. Holden spent 25 years in marketing and line positions in consumer goods. Ms. Holden served as President, Global Marketing and Category Development of Kraft Foods Inc. from January 2004 to June 2005, Co-Chief Executive Officer of Kraft Foods Inc. from March 2001 until December 2003, and President and Chief Executive Officer of Kraft Foods North America from May 2000 to December 2003. Ms. Holden began her career at General Foods in 1982. Ms. Holden currently serves as a Director of Dentsply Sirona and National Retail Properties, Inc. She has served on nine public boards over the last 20 years, including Diageo Plc (2009-2018), Time, Inc. (2014-2018), and Catamaran Corporation (2012-2015).

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Holden brings to the Board experience as a Chief Executive Officer of a large global public company and as a board member and consultant to multiple, large international companies. She is familiar with the challenges of operating in a highly regulated industry. She brings extensive corporate governance experience across multiple industries. Ms. Holden has held numerous leadership roles in marketing and product management both as an executive and as a consultant, successfully implementing growth strategies and innovative marketing plans to win in competitive industries.

CEO Experience Financial Literacy Global Operational Experience Regulated Industry/ Government Emerging Markets	JEFFREY A. JOERRES
	Non-Executive Chairman of the Board of Directors
	Age	59	Committee(s)	None
	Director Since	2015	Term Expires	2019
	Other Public Directorships	Artisan Partners Asset Management Inc. and ConocoPhillips

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Joerres served as the Executive Chairman of ManpowerGroup Inc. (“ManpowerGroup”), a provider of workforce solutions, from May 2014 to December 2015. From 1999 to 2014, Mr. Joerres served as Chief Executive Officer of ManpowerGroup and from 2001 to 2014, he served as its Chairman of the Board. Mr. Joerres joined ManpowerGroup in 1993, and also served as Vice President of Marketing and Senior Vice President of European Operations and Marketing and Major Account Development. Mr. Joerres served as a director of Artisan Funds, Inc. from 2001 to 2011 and of Johnson Controls International plc from 2016 to 2017. Mr. Joerres currently serves as a director of Artisan Partners Asset Management Inc. and ConocoPhillips.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Joerres brings to the Board experience as the former chief executive officer and executive chairman of a large, U.S.-based global company that delivers workforce solutions around the world. Mr. Joerres also brings to the Board his prior experience as a board member of both a global diversified industrial company and the Federal Reserve Bank of Chicago.

8	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

Financial Literacy Global Operational Experience Regulated Industry/ Government	ROBERTO G. MENDOZA
	Managing Director, Foros Group
	Age	73	Committee(s)	Corporate Governance and Public Policy Committee, Compliance Committee
	Director Since	2006	Term Expires	2019
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Mendoza currently serves as Managing Director of Foros Group, a strategic financial and M&A advisory firm, and served as Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, from 2010 to 2018. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as a director and Vice Chairman of the Board. Mr. Mendoza previously served as a director of Quinpario Acquisition Corp 2 (now known as Exela Technologies Inc.), ManpowerGroup, and PartnerRe Ltd. and privately-held Baosteel Metal Co., Ltd.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Mendoza has substantial experience in investment banking and financial services. Mr. Mendoza also provides the Board with diversity in viewpoint and international business experience as he has served on a variety of public company boards, both in the United States and abroad.

Financial Literacy Global Operational Experience	MICHAEL A. MILES, JR.
	Advisory Director, Berkshire Partners and Former President and Chief Operating Officer, Staples, Inc.
	Age	57	Committee(s)	Compensation and Benefits Committee, Corporate Governance and Public Policy Committee
	Director Since	2006	Term Expires	2019
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Since 2013, Mr. Miles has served as an Advisory Director of Berkshire Partners, a private equity firm. Previously, he was President of Staples, Inc., an office products provider, from 2006 until 2013, and Chief Operating Officer from 2003 to 2006. Prior to that, Mr. Miles was Chief Operating Officer, Pizza Hut for Yum! Brands, Inc. from 2000 to 2003. From 1996 to 1999, he served Pizza Hut as Senior Vice President of Concept Development & Franchise.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Miles has experience as an executive of an international consumer goods retailer with large acquisitions outside of the United States and franchise distribution networks, which are similar to the Company’s agent network. Mr. Miles also brings U.S. and global operational expertise to the Board discussions.

2019 Proxy Statement	|	9

BOARD OF DIRECTORS INFORMATION

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	ROBERT W. SELANDER
	Former Chief Executive Officer and Vice Chairman of MasterCard Incorporated and MasterCard International
	Age	68	Committee(s)	Corporate Governance and Public Policy Committee Chair, Compensation and Benefits Committee
	Director Since	2014	Term Expires	2019
	Other Public Directorships	HealthEquity, Inc. and Equifax Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Selander served as Executive Vice Chairman of MasterCard Incorporated and MasterCard International, which are financial services companies, during 2010. From 1997 until 2010, he served as Chief Executive Officer of MasterCard Incorporated and MasterCard International. In addition, until 2009, Mr. Selander served as President of MasterCard Incorporated and MasterCard International from 2002 and 1997, respectively. Prior to his appointment as President and Chief Executive Officer of MasterCard International in 1997, Mr. Selander was an Executive Vice President and President of the MasterCard International Europe, Middle East/Africa and Canada regions. Before joining MasterCard in 1994, Mr. Selander spent two decades with Citicorp/Citibank, N.A. Mr. Selander served as a director of the Hartford Financial Services Group, Inc. from 1998 to 2008, MasterCard Incorporated from 2002 until 2010, MasterCard International from 1997 until 2010 and the Board of Trustees of the Fidelity Equity and High Income Funds from 2011 to 2017. Mr. Selander currently serves as Non-Executive Chairman of HealthEquity, Inc. and as a director of Equifax Inc. Mr. Selander has declined to stand for re-election at the Annual Meeting.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Selander has extensive global business, leadership and financial services experience gained in over 13 years as Chief Executive Officer of MasterCard Incorporated and MasterCard International and in senior positions at Citicorp/Citibank N.A. Mr. Selander also has substantial board of director experience having served as a director of MasterCard Incorporated, MasterCard International, the Hartford Financial Services Group, Inc., Equifax Inc. and HealthEquity, Inc.

Financial Literacy Regulated Industry/ Government	ANGELA A. SUN
	Former Head of Strategy and Corporate Development of Bloomberg L.P.
	Age	44	Committee(s)	Audit Committee
	Director Since	2018	Term Expires	2019
	Other Public Directorships	None

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Sun served as Head of Strategy and Corporate Development for Bloomberg L.P. from 2014 to 2017, where she led new business development, and acquisitions and commercial partnerships across the company’s media, financial products, enterprise and data businesses. From 2008 to 2014, Ms. Sun served as Chief-of-Staff to the former Bloomberg CEO. Prior to joining Bloomberg, L.P., Ms. Sun served as a Senior Policy Advisor in the Bloomberg Administration under New York City Deputy Mayor Daniel L. Doctoroff, where she oversaw a citywide portfolio of economic development agencies and led urban planning and real estate development projects. From 2001 to 2005, Ms. Sun served as a management consultant at McKinsey & Company, where she focused on the Financial Services and Healthcare sectors. Prior to McKinsey, from 1996 to 1998, Ms. Sun was an investment banker at J.P. Morgan and in 2001 was a Visiting Associate at the Henry L. Stimson Center, a nonpartisan international security and defense analysis think tank in Washington, D.C.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Sun brings to the Board extensive strategic, operational, and government experience from her time in the Bloomberg Administration and at Bloomberg L.P.. Ms. Sun also gained financial services experience at McKinsey & Company and J.P. Morgan.

10	|	The Western Union Company

BOARD OF DIRECTORS INFORMATION

Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	FRANCES FRAGOS TOWNSEND
	Executive Vice President of Worldwide Government, Legal and Business Affairs, MacAndrews & Forbes Inc.
	Age	57	Committee(s)	Compliance Committee Chair, Corporate Governance and Public Policy Committee
	Director Since	2013	Term Expires	2019
	Other Public Directorships	Scientific Games Corporation and Freeport-McMoRan Inc.

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Ms. Fragos Townsend has served as Executive Vice President of Worldwide Government, Legal and Business Affairs at privately-held MacAndrews & Forbes Inc., a diversified holding company, since 2013, and she previously served as Senior Vice President of Worldwide Government, Legal and Business Affairs from 2010 to 2012. Ms. Fragos Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from 2009 to 2010. From 2008 to 2009, Ms. Fragos Townsend provided consulting services and advised corporate entities on global strategic risk and contingency planning. Prior to that, Ms. Fragos Townsend served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from 2004 until 2008. She also served as Deputy Assistant to the President and Deputy National Security Advisor Combating Terrorism from 2003 to 2004. Ms. Fragos Townsend was the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. Ms. Fragos Townsend is currently a director of Scientific Games Corporation and Freeport-McMoRan Inc. and was a director of SIGA Technologies, Inc. from 2011 until 2014.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Ms. Fragos Townsend has extensive public policy, government, legal, and regulatory experience, and brings to the Board valuable insights regarding the conduct of business in a highly regulated industry. Ms. Fragos Townsend also has substantial leadership experience as former chair of the Homeland Security Council and as a former officer in the U.S. Coast Guard.

CEO Experience Regulated Industry/ Government Financial Literacy Emerging Markets Global Operational Experience	SOLOMON D. TRUJILLO
	Founder and Chairman, Trujillo Group, LLC
	Age	67	Committee(s)	Audit Committee, Compliance Committee
	Director Since	2012	Term Expires	2019
	Other Public Directorship	WPP plc

PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE, AND DIRECTORSHIPS
Mr. Trujillo founded Trujillo Group, LLC, a business that provides consulting and venture capital services, and has served as its chairman since 2003. Mr. Trujillo also served as the Chief Executive Officer and as director of Telstra Corporation Limited, Australia’s largest media-communications enterprise, from 2005 to 2009. From 2003 to 2004, Mr. Trujillo was Orange SA’s Chief Executive Officer. Earlier in his career, Mr. Trujillo was President and Chief Executive Officer of US West Communications and President, Chief Executive Officer and Chairman of the Board of US West Inc. Mr. Trujillo previously served as a director of Target Corporation from 1994 to 2014, ProAmerica Bank until 2016, and Fang Holdings Ltd. (formerly SouFun Holdings Limited) until 2017, and currently serves as a director of WPP plc.

EXPERIENCE, QUALIFICATIONS, ATTRIBUTES, AND SKILLS SUPPORTING DIRECTORSHIP POSITION ON THE COMPANY’S BOARD*
Mr. Trujillo is an international business executive with experience as a chief executive officer of global companies in the telecommunications, media, and cable industries headquartered in the United States, the European Union, and the Asia-Pacific region. He has global operations experience and provides the Board with substantial international experience and expertise in the retail, technology, media, and communications industries.

*	The Board selects director nominees on the basis of experience, integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties, all in the context of an assessment of the perceived needs of the Board at a given point in time. In addition to the individual attributes of each of the directors described above, the Company highly values the collective business experience and qualifications of the directors. We believe that the diversity of experiences, viewpoints, and perspectives of our directors result in a Board with the commitment and energy to advance the interests of our stockholders.

2019 Proxy Statement	|	11

BOARD OF DIRECTORS INFORMATION

DIRECTOR QUALIFICATIONS MATRIX

The following matrix is provided to illustrate the skills and qualifications of our Board of Directors.

DIVERSITY AND INCLUSION

We believe diversity is a core strength at Western Union and consider it an asset in fostering the Company’s core values to be globally minded, purpose driven, trustworthy and respectful.

It starts with our leadership and manifests throughout our global workforce and our Board.

The diversity of the people who work at Western Union represents our commitment to creating and maintaining a versatile and global workforce where everyone is treated fairly, with trust and respect, while also rewarding and recognizing individuals based on high-quality results and effectiveness.

The Board is actively engaged in the review of women in leadership practices. Specifically, the Compensation and Benefits Committee reviews the results of Western Union’s organizational health, talent reviews and engagement surveys.

A Few Selected Key Facts

-	The Board includes three women and three ethnically diverse directors.

-	Half of the committees of the Board are chaired by women.
-	The executive team includes 40% women, and leaders born in eight different countries.

-	The representation of women in leadership roles is above average when benchmarked with “Women in the Workplace” (Lean In/McKinsey) and “When Women Thrive” (Mercer).

-	Western Union’s approximately 12,000 employees reside in 57 countries and are approximately 50% women.

-	The Company consistently reviews and updates salary ranges and performs internal pay equity reviews as to some of our populations. This ensures impartial and competitive pay practices, while aligning salary to local market conditions and cost of labor changes.

-	Western Union is intentional about designing programs that support diversity of thought and cultivating talent. For example, Western Union ensures program participation is gender balanced to optimize learning and accelerate development of women.

-	We strive for diverse slates and interview panels both internally and externally in our recruitment practices for employees.

12	|	The Western Union Company

PROPOSAL 1
ELECTION OF DIRECTORS

At the 2019 Annual Meeting, all director nominees will be elected for one-year terms.

Except for Mr. Selander, who has declined to stand for reelection, the terms of each director if elected or re-elected, as the case may be, will expire at the 2020 Annual Meeting of Stockholders. (See the “Board of Directors Information” section of this Proxy Statement for information concerning all nominees.)

The Company’s By-Laws require that directors be elected by the majority of votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director, with abstentions and broker non-votes not counted as cast either “for” or “against”). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

Under the Company’s By-Laws, if an incumbent director is not elected, the director will promptly tender his or her resignation to the Board of Directors. The Corporate Governance and Public Policy Committee will make a recommendation to the Board of Directors as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board of Directors will act on the resignation, taking into account the Corporate Governance and Public Policy Committee’s recommendation, and publicly disclose (by a press release, a filing with the SEC or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. If such incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected or his or her earlier resignation or removal. In the case of a vacancy, the Board of Directors may appoint a new director as a replacement, may leave the vacancy unfilled or may reduce the number of directors on the Board.

Your shares will be voted as you instruct via the voting procedures described on the Proxy Card or the Notice of Internet Availability of Proxy Materials, or as you specify on your Proxy Card(s) if you elect to vote by mail. If unforeseen circumstances (such as death or disability) require the Board of Directors to substitute another person for any of the director nominees, your shares will be voted for that other person.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO RE-ELECT MR. COLE, MR. ERSEK, MR. GOODMAN, MS. HOLDEN, MR. JOERRES, MR. MENDOZA, MR. MILES, MS. FRAGOS TOWNSEND AND MR. TRUJILLO, AND TO ELECT MS. SUN, EACH TO SERVE UNTIL THE 2020 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL HIS OR HER RESPECTIVE SUCCESSOR IS ELECTED AND QUALIFIED.

2019 Proxy Statement	|	13

CORPORATE GOVERNANCE

SUMMARY OF CORPORATE GOVERNANCE PRACTICES

The Board of Directors believes that strong corporate governance is key to long-term stockholder value creation. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of the Company’s stockholders, including:

✓	Annual election of directors.

✓

Proxy access. Our By-Laws permit qualifying stockholders or groups of qualifying stockholders that have each beneficially owned at least 3% of the Company’s Common Stock for three years to nominate up to an aggregate of 20% of the members of the Board and have information and supporting statements regarding those nominees included in the Company’s Proxy Statement.

✓	Majority vote standard in uncontested elections. In an uncontested election, each director must be elected by a majority of votes cast, rather than by a plurality.

✓	Stockholder right to call special meetings (with the stock ownership requirement to call such meetings reduced from 20% to 10% in 2018).

✓	No stockholder rights plan (“poison pill”).

✓	No super majority voting provisions in the Company’s organizational documents.

✓	Independent Board, except our CEO. Our Board is comprised of all independent directors, except our CEO.

✓	Independent non-executive chairman. The Chairman of the Board of Directors is a non-executive independent director.

✓

Independent Board committees. Each of the Audit, Compensation, and Corporate Governance and Public Policy Committees is made up of independent directors, and all voting members of the Compliance Committee are independent. Each standing committee operates under a written charter that has been approved by the Board.

✓

Confidential stockholder voting. The Company’s Corporate Governance Guidelines provide that the vote of any stockholder will not be revealed to anyone other than a non-employee tabulator of votes or an independent election inspector, except under circumstances set forth in the Company’s Corporate Governance Guidelines.

✓	Board Committee authority to retain independent advisors. Each Board Committee has the authority to retain independent advisors.

✓

Robust codes of conduct. The Company is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Conduct and require that every customer, employee, agent and member of the public be treated accordingly. The Company Code of Conduct applies to all employees, but the Company’s senior financial officers are also subject to an additional code of ethics, reflecting the Company’s commitment to maintaining the highest standards of ethical conduct. In addition, the Board of Directors is subject to a Directors’ Code of Conduct.

✓

Robust stock ownership guidelines for senior executives and directors. Robust stock ownership requirements for our senior executives and directors strongly link the interests of management and the Board with those of stockholders.

✓

Prohibition against pledging and hedging of Company stock by senior executives and directors. The Company’s insider trading policy prohibits the Company’s executive officers and directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities. Please see “Compensation of Directors—Prohibition Against Pledging and Hedging of the Company’s Securities” and “Compensation Discussion and Analysis—The Western Union Executive Compensation Program—Prohibition Against Pledging and Hedging of the Company’s Securities,” below.

✓	Regular stockholder engagement. The Company regularly seeks to engage with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237.

14	|	The Western Union Company

CORPORATE GOVERNANCE

INDEPENDENCE OF DIRECTORS

The Board of Directors has adopted Corporate Governance Guidelines, which contain the standards that the Board of Directors use to determine whether a director is independent. A director is not independent under these categorical standards if:

-

The director is, or has been within the last three years, an employee of Western Union, or an immediate family member of the director is, or has been within the last three years, an executive officer of Western Union.

-

The director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Western Union, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

-

(i) The director is a current partner or employee of a firm that is Western Union’s internal or external auditor; (ii) the director has an immediate family member who is a current partner of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and personally works on Western Union’s audit; or (iv) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on Western Union’s audit within that time.

-

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of Western Union’s present executive officers at the same time serves or served on that company’s compensation committee.

-

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, Western Union for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

-

The director is a current employee, or an immediate family member is a current executive officer, of a company which was indebted to Western Union, or to which Western Union was indebted, where the total amount of either company’s indebtedness to the other, in any of the last three fiscal years, exceeded 5% or more of such other company’s total consolidated assets.

-

The director or an immediate family member is a current officer, director, or trustee of a charitable organization where Western Union’s (or an affiliated charitable foundation’s) annual discretionary charitable contributions to the charitable organization, in any of the last three fiscal years, exceeded the greater of $1 million or 5% of such charitable organization’s consolidated gross revenues.

The Board has reviewed the independence of the current directors under the Company’s categorical standards and the rules of the New York Stock Exchange (the “NYSE”) and found Mr. Cole, Mr. Goodman, Ms. Holden, Mr. Joerres, Mr. Mendoza, Mr. Miles, Mr. Selander, Ms. Sun, Ms. Fragos Townsend and Mr. Trujillo to be independent.

2019 Proxy Statement	|	15

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board has a non-executive Chairman. This position is independent from management. The Chairman sets the agendas for and presides over the Board meetings, as well as meetings of the independent directors. Our CEO is a member of the Board and participates in its meetings. The Board believes that this leadership structure is appropriate for the Company at this time because it allows for independent oversight of management, increases management accountability, and encourages an objective evaluation of management’s performance relative to compensation.

The Board regularly devotes time during its meetings to review and discuss the most significant risks facing the Company and management’s process for identifying, prioritizing, and responding to those risks. During these discussions, the CEO, the General Counsel, the Chief Financial Officer, the Chief Compliance Officer (the “CCO”), the Chief Technology Officer, the Senior Vice President, Global Business Risk and the Chief Internal Auditor present management’s process for assessment of risks, a description of the most significant risks facing the Company, and any mitigating factors, plans, or policies in place to address and monitor those risks. The Board has also delegated risk oversight authority to its committees.

Consistent with the NYSE listing standards, to which the Company is subject, the Audit Committee bears responsibility for oversight of the Company’s policies with respect to risk assessment and risk management and must discuss with management the major risk exposures facing the Company and the steps the Company has taken to monitor and control such exposures. The Audit Committee is also responsible for assisting Board oversight of the Company’s compliance with legal and regulatory requirements, which represent many of the most significant risks the Company faces. During the Audit Committee’s discussion of risk, the Company’s CEO, Chief Financial Officer, General Counsel, CCO, Chief Technology Officer, Senior Vice President, Global Business Risk, and Chief Internal Auditor present information and participate in discussions with the Audit Committee regarding risk and risk management. Risks discussed regularly include those related to global economic and political trends, business and financial performance, legal and regulatory matters, cybersecurity, data privacy, competition, legislative developments, and other matters.

While the Board committee with primary oversight of risk is the Audit Committee, the Board has delegated to other committees the oversight of risks within their areas of responsibility and expertise. For example, in light of the breadth and number of responsibilities that the Audit Committee must oversee, and the importance of the evaluation and management of risk related to the Company’s compliance programs and policies associated with anti-money laundering (“AML”) laws, including investigations or other matters that may arise in relation to such laws, the Board formed the Compliance Committee in 2013 to assist the Audit Committee and the Board with oversight of those risks. This function was previously performed by the Corporate Governance and Public Policy Committee. The Compliance Committee reports regularly on these matters to the Board and Audit Committee and during the Compliance Committee’s meetings, each of the General Counsel and CCO regularly present and participate in discussions. In addition, the Compensation Committee oversees the risks associated with the Company’s compensation practices, including an annual review of the Company’s risk assessment of its compensation policies and practices for its employees and the Company’s succession planning process.

16	|	The Western Union Company

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD OF DIRECTORS

The current members of each Board Committee are indicated in the table below.

Director	Audit	Corporate Governance & Public Policy	Compensation & Benefits	Compliance
Martin I. Cole
Hikmet Ersek
Richard A. Goodman
Betsy D. Holden
Jeffrey A. Joerres
Roberto G. Mendoza
Michael A. Miles, Jr.
Robert W. Selander
Angela A. Sun
Frances Fragos Townsend
Solomon D. Trujillo

Chairman of the Board
Committee Chair
Member
Non-voting member

BOARD AND COMMITTEE GOVERNING DOCUMENTS

Each committee operates under a charter approved by the Board. The Company’s Audit Committee Charter, Compensation and Benefits Committee Charter, Corporate Governance and Public Policy Committee Charter, Compliance Committee Charter, and Corporate Governance Guidelines are available without charge through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com, or by writing to the attention of: Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237.

2019 Proxy Statement	|	17

CORPORATE GOVERNANCE

Audit Committee
“During 2018, the Audit Committee continued to oversee financial reporting, internal audit and legal and regulatory matters, with a strong focus on the Company’s controls and culture of compliance. The Committee is continuing to focus on these areas and risk management and mitigation in 2019, with an emphasis on the evolving cybersecurity and data privacy regulatory environment.”

Richard A. Goodman, Committee Chair

Additional Committee Members: Martin I. Cole, Betsy D. Holden, Angela A. Sun, and Solomon D. Trujillo

Meetings Held in 2018: 8

Primary Responsibilities: Pursuant to its charter, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to:

●	integrity of the Company’s consolidated financial statements;
●	compliance with legal and regulatory requirements;
●	independent registered public accounting firm qualifications, independence and compensation; and
●	performance of the Company’s internal audit function and independent registered public accounting firm.

Independence: Each member of the Audit Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as the Board has determined, has no material relationship with the Company. Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements. The Board has designated Mr. Goodman as a “financial expert” as defined by Item 407(d) of Regulation S-K.

Service on Other Audit Committees: No director may serve as a member of the Audit Committee if such director serves on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Audit Committee. Currently, none of the Audit Committee members serve on more than two other public company audit committees.

18	|	The Western Union Company

CORPORATE GOVERNANCE

Compensation and Benefits Committee
“In 2018, the Compensation Committee continued to focus on pay-for-performance to set the foundation for the long-term strength and performance of the Company through the Company’s executive compensation program.”

Betsy D. Holden, Committee Chair

Additional Committee Members: Richard A. Goodman, Michael A. Miles, Jr., and Robert W. Selander

Meetings Held in 2018: 5

Primary Responsibilities: Pursuant to its charter, the Compensation Committee has the authority to administer, interpret, and take any actions it deems appropriate in connection with any incentive compensation or equity-based plans of the Company, any salary or other compensation plans for officers and other key employees of the Company, and any employee benefit or fringe benefit plans, programs or policies of the Company. Among other things, the Compensation Committee is responsible for:

●	in consultation with senior management, establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation and benefits policies;
●

reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers, evaluating the performance of the CEO and other executive officers in light thereof, and setting compensation levels and other benefits for the CEO (with the ratification by the independent directors of the Board) and other executive officers based on this evaluation;

●	overseeing the Company’s regulatory compliance with respect to compensation matters;
●

reviewing and making recommendations to the Board regarding severance or similar termination agreements with the Company’s CEO or to any person being considered for promotion or hire into the position of CEO;

●	approving grants and/or awards of options, restricted stock, restricted stock units, and other forms of equity-based compensation under the Company’s equity-based plans;
●	reviewing with management and preparing an annual report regarding the Company’s Compensation Discussion and Analysis to be included in the Company’s Proxy Statement and Annual Report;
●	in consultation with the CEO, reviewing management succession planning;
●	reviewing and recommending to the Board of Directors compensation for non-employee directors; and
●	periodically reviewing the overall effectiveness of the Company’s principal strategies related to human capital management, recruiting, retention, career development, and diversity.

The Compensation Committee has the authority to delegate all or a portion of its duties and responsibilities to a subcommittee and, in some situations, may also delegate its authority and responsibility with respect to certain compensation and benefit plans and programs to one or more employees.

Independence: Each member of the Compensation Committee meets the definitions of “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and “non-employee director” under Rule 16b-3 of the Exchange Act. Each member of the Compensation Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

2019 Proxy Statement	|	19

CORPORATE GOVERNANCE

Compliance Committee
“The Compliance Committee shares with regulators the goals of protecting consumers and the integrity of the global money transfer network, and remains at the forefront of the Company’s focus on the execution and enhancement of the Company’s compliance policies and procedures.”

Frances Fragos Townsend, Committee Chair

Additional Committee Members: Hikmet Ersek (non-voting member), Martin I. Cole, Roberto G. Mendoza, and Solomon D. Trujillo

Meetings Held in 2018: 8

Primary Responsibilities: Pursuant to its charter, the Compliance Committee assists the Audit Committee and the Board in fulfilling the Board’s oversight responsibility for the Company’s compliance with legal and regulatory requirements. Among other things, the Compliance Committee is responsible for reviewing:

●

the Company’s compliance programs and policies relating to AML laws, including establishing procedures to be apprised of material investigations or other material matters that may arise in relation to such laws; and

●

legal, compliance or other regulatory matters that may have a material effect on the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies.

Independence: Each voting member of the Compliance Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company. The Board may appoint non-voting members to the Compliance Committee that are not independent from the Company. The Company’s CEO is currently a non-voting member of the Compliance Committee.

20	|	The Western Union Company

CORPORATE GOVERNANCE

Corporate Governance and Public Policy Committee
“With a continued focus on board refreshment, the Committee successfully added and on-boarded a new Director to the Board in 2018 and will continue to seek opportunities to enhance the skills, experience, gender and ethnic diversity, and effectiveness of the Board in 2019.”

Robert W. Selander, Committee Chair

Additional Committee Members: Roberto G. Mendoza, Michael A. Miles, Jr., and Frances Fragos Townsend

Meetings Held in 2018: 4

Primary Responsibilities: Pursuant to its charter, the Corporate Governance and Public Policy Committee is responsible for:

●	recommending to the Board of Directors criteria for Board and committee membership;
●	considering, in consultation with the Chairman of the Board and the CEO, and recruiting candidates to fill positions on the Board of Directors;
●	evaluating current directors for re-nomination to the Board of Directors;
●	recommending the director nominees for approval by the Board of Directors and the Company’s stockholders;
●	recommending to the Board of Directors appointments to committees of the Board of Directors;
●

recommending to the Board of Directors corporate governance guidelines, reviewing the Corporate Governance Guidelines at least annually, and recommending modifications to the Corporate Governance Guidelines to the Board of Directors;

●	establishing and implementing self-evaluation procedures for the Board of Directors and its committees;
●	reviewing stockholder proposals submitted for inclusion in the Company’s Proxy Statement;
●	reviewing the Company’s related persons transaction policy, and as necessary, reviewing specific related person transactions; and
●	reviewing and advising the Board of Directors regarding matters of public policy and social responsibility that are relevant to the Company or the industries in which the Company operates.

Independence: Each member of the Corporate Governance and Public Policy Committee meets the independence requirements of our Corporate Governance Guidelines, the NYSE and the Exchange Act, and as the Board has determined, has no material relationship with the Company.

2019 Proxy Statement	|	21

CORPORATE GOVERNANCE

CHIEF EXECUTIVE OFFICER SUCCESSION PLANNING

The Company’s Board of Directors has developed a governance framework for CEO succession planning that is intended to provide for a talent-rich leadership organization that can drive the Company’s strategic objectives. Under its governance framework, the Board of Directors:

-	Reviews succession planning for the CEO on an annual basis. As part of this process, the CEO reviews the annual performance of each member of the management team with the Board and the Board engages in a discussion with the CEO and the Chief Human Resources Officer regarding each team member and the team member’s development;
-	Maintains a confidential plan to address any unexpected short-term absence of the CEO and identifies candidates who could act as interim CEO in the event of any such unexpected absence; and
-	Ideally three to five years before the retirement of the current CEO, manages the succession process and determines the current CEO’s role in that process.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any stockholder of the Company or other interested party who desires to contact the non-management directors either as a group or individually, or Mr. Ersek in his capacity as a director, may do so by writing to: The Western Union Company, Board of Directors, 7001 E. Belleview Avenue, Denver, Colorado 80237. Communications that are intended specifically for non-management directors should be addressed to the attention of the Chairperson of the Corporate Governance and Public Policy Committee. All communications will be forwarded to the Chairperson of the Corporate Governance and Public Policy Committee unless the communication is specifically addressed to another member of the Board, in which case, the communication will be forwarded to that director.

BOARD ATTENDANCE AT ANNUAL MEETING OF STOCKHOLDERS

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of Stockholders, it
encourages directors to attend. All members of the Board of Directors serving at the time attended the Company’s 2018 Annual Meeting of Stockholders.

PRESIDING DIRECTOR OF NON-MANAGEMENT DIRECTOR MEETINGS

The non-management directors meet in regularly scheduled executive sessions without management. The Chairman of the Board of Directors is the presiding director at these meetings.

NOMINATION OF DIRECTORS

The Company’s Board of Directors is responsible for nominating directors for election by the stockholders and filling any vacancies on the Board that may occur. The Corporate Governance and Public Policy Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership. The Corporate Governance and Public Policy Committee does not have any single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including by any stockholder, director, or officer of the Company. Ms. Sun, who was appointed as a member of the Board in July 2018, was recommended to the Corporate Governance and Public Policy Committee by a third-party executive search firm.

22	|	The Western Union Company

CORPORATE GOVERNANCE

DIRECTOR QUALIFICATIONS

General criteria for the nomination of director candidates include experience, high ethical standards and integrity, skills, diversity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties–all in the context of an assessment of the perceived needs of the Board at that point in time. In exercising its director nomination responsibilities, the Corporate Governance and Public Policy Committee considers diversity in gender, ethnicity, geography, background, and cultural viewpoints when considering director nominees, given the global nature of the Company’s business. However, the Board has not adopted a formal policy governing director diversity. The effectiveness of the nomination process is evaluated by the Board each year as part of its annual self-evaluation and by the Corporate Governance and Public Policy Committee as it evaluates and identifies director candidates.
Each director is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a Board or Committee member. The Corporate Governance and Public Policy Committee will consider candidates for election to the Board suggested in writing by a stockholder and will make a recommendation to the Board using the same criteria as it does in evaluating candidates submitted by members of the Board of Directors. Any such suggestions should be submitted to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. If the Company receives such a suggestion, the Company may request additional information from the candidate to assist in its evaluation.

STOCKHOLDER NOMINEES

Stockholders may submit nominations for director candidates by giving notice to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237. The requirements for the submission of such stockholder nominations are set forth in Article II of the Company’s By-Laws, which are available on the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals, including stockholder director nominations,requested to be included in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders must be received by the Company not later than December 5, 2019 and comply with the requirements of Rule 14a-8, if applicable, and the Company’s proxy access By-laws, as applicable. Even if a proposal or director nomination is not submitted in time to be considered for inclusion in the Company’s Proxy Statement for its 2020 Annual Meeting of Stockholders, a
proper stockholder proposal or director nomination may still be considered at the Company’s 2020 Annual Meeting of Stockholders, but only if the proposal or nomination is received by the Company no sooner than January 18, 2020 and no later than February 17, 2020 and otherwise complies with the Company’s By-Laws. All proposals or nominations a stockholder wishes to submit at the meeting should be directed to the Corporate Secretary, The Western Union Company, 7001 E. Belleview Avenue, Denver, Colorado 80237.

CODES OF ETHICS

The Company’s Director’s Code of Conduct, Code of Ethics for Senior Financial Officers, Reporting Procedure for Accounting and Auditing Concerns, Professional Conduct Policy for Attorneys, and the Code of Conduct are available without charge through the “Investor Relations, Corporate Governance” section of the Company’s website, www.westernunion.com, or by writing to the attention of:
Investor Relations, The Western Union Company, 7001 E. Belleview Avenue, WU-HQ-14, Denver, Colorado 80237. In the event of an amendment to, or a waiver from, the Company’s Code of Ethics for Senior Financial Officers, the Company intends to post such information on its website, www.westernunion.com.

2019 Proxy Statement	|	23

COMPENSATION OF DIRECTORS

The following table provides information regarding the compensation of our outside directors for 2018. Mr. Ersek, our President and CEO, does not receive additional compensation for his service as a director, and has been excluded from the table.

2018 DIRECTOR COMPENSATION
NAME	FEES EARNED OR PAID IN CASH ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(3)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)(5)
Martin I. Cole	105.0	140.0	—	25.0	270.0
Richard A. Goodman	120.0	140.0	—	18.8	278.8
Betsy D. Holden	120.0	140.0	—	25.0	285.0
Jeffrey A. Joerres	125.0(1)	360.0	—	—	485.0
Roberto G. Mendoza	105.0	140.0	—	—	245.0
Michael A. Miles, Jr.	105.0	140.0	—	—	245.0
Robert W. Selander	120.0(1)	140.0	—	25.0	285.0
Angela A. Sun(6)	43.2	63.7	—	—	106.9
Frances Fragos Townsend	195.0	140.0	—	—	335.0
Solomon D. Trujillo	105.0	70.0	70.0	—	245.0

Footnotes:
(1)	Messrs. Joerres and Selander elected to receive their annual retainer fees for 2018 in the form of equity compensation as described below under “—Equity Compensation.”
(2)	The amounts in this column represent the value of stock units granted to each director as annual equity grants. Stock awards consist of fully vested stock units that are settled in shares of Common Stock and may be subject to a deferral election consistent with Section 409A of the Internal Revenue Code. The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating these amounts.

(3)	The amount in this column represents the value of stock options granted to Mr. Trujillo as an annual equity grant. The amount shown in this column is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating this amount.

(4)	All Other Compensation represents matches under the Company’s gift matching program that the Company made in 2018. Outside directors are eligible to participate in the Company’s gift matching program on the same terms as Western Union’s executive officers and employees. As noted below, contributions made or directed to be made to an eligible organization, up to an aggregate amount of $25,000 per calendar year, will be matched by the Company. Matching contributions to various charities were made in 2018 on behalf of the following directors: Messrs. Cole, Goodman, and Selander and Ms. Holden. Contributions up to $100,000 per calendar year that a director makes to The Western Union Foundation without designating a recipient organization will be matched by the Company $2 for every $1 contributed.

(5)	As of December 31, 2018, each outside director had outstanding the following number of stock units and options:
NAME	STOCK UNITS	OPTIONS
Martin I. Cole	8,686	9,208
Richard A. Goodman	44,869	36,814
Betsy D. Holden	81,518	15,474
Jeffrey A. Joerres	62,895	11,448
Roberto G. Mendoza	59,888	106,201
Michael A. Miles, Jr.	119,511	15,474
Robert W. Selander	43,587	77,439
Angela A. Sun	3,139	—
Frances Fragos Townsend	37,032	39,833
Solomon D. Trujillo	26,662	112,516

(6)	Ms. Sun was appointed to the Board effective July 19, 2018.

24	|	The Western Union Company

COMPENSATION OF DIRECTORS

CASH COMPENSATION

In 2018, each outside director (other than our Non-Executive Chairman) received the following cash compensation for service on our Board and committees of our Board (prorated for partial years of service):

-	an annual Board retainer fee of $85,000; and

-	an annual committee chair retainer fee of $25,000 for the chairperson of each committee of the Board (other than the Compliance Committee Chair), and a $10,000 committee member retainer fee for each other member of each committee of our Board.

In February 2017, the Board approved an increase in Ms. Fragos Townsend’s Compliance Committee Chair retainer fee to $100,000 for each of 2017 and 2018 to reflect additional time and responsibilities in leading the Compliance Committee’s oversight of the Company’s compliance with the previously disclosed settlement agreements with the United States Department of Justice, certain United States Attorney’s Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the “Joint Settlement Agreements”). For 2019, Ms. Fragos Townsend’s Compliance Committee Chair retainer fee and Mr. Goodman’s Audit Committee retainer fee were each set at $30,000.

EQUITY COMPENSATION

The 2018 outside director equity awards were granted pursuant to our Long-Term Incentive Plan. All director equity awards will be settled in shares of Common Stock. The purpose of these awards is to advance the interests of the Company and its stockholders by encouraging stock ownership by our outside directors and by helping the Company attract, motivate, and retain highly qualified outside directors.

All of our outside directors (other than our Non-Executive Chairman) are eligible to receive an annual equity grant with a value of $140,000 for service on our Board and committees of our Board (prorated for incoming directors joining during the year).

Each outside director has the choice of electing to receive such director’s annual retainer fees described above in the form of (a) all cash, (b) a combination of cash, fully vested stock options, and/or fully vested stock units, (c) all fully vested stock options, (d) all fully vested stock units, (e) a combination of 75% fully vested stock options and 25% fully vested stock units, (f) a combination of 50% fully vested stock options and 50% fully vested stock units, or (g) a combination of 75% fully vested stock units and 25% fully vested stock options. Each outside director may also elect to receive such director’s annual equity grant in the form of any of the above alternatives, other than alternatives that include cash.

COMPENSATION OF OUR NON-EXECUTIVE CHAIRMAN

In 2018, our Non-Executive Chairman received the following compensation in lieu of the compensation described above for our other outside directors:

-	an annual retainer fee of $125,000; and

-	an annual equity grant with a value of $360,000.

Our Non-Executive Chairman has the choice to receive his annual retainer fee in the forms discussed above under “—Equity Compensation.”

2019 Proxy Statement	|	25

COMPENSATION OF DIRECTORS

CHARITABLE CONTRIBUTIONS

Outside directors may participate in the Company’s gift matching program on the same terms as the Company’s executive officers and employees. Under this program, contributions up to $100,000 per calendar year that the director makes to the Western Union Foundation (the “Foundation”) without designating a recipient organization will be matched by the Company $2 for every $1 contributed. Contributions made or directed to be made to an eligible organization, as defined in the program, up to an aggregate amount of $25,000 per calendar year will be equally matched by the Company through the Foundation.

REIMBURSEMENTS

Directors are reimbursed for their expenses incurred by attending Board, committee, and stockholder meetings, including those for travel, meals, and lodging. Occasionally, a spouse or other guest may accompany directors on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no aggregate incremental cost to the Company and, as a result, no amount is reflected in the 2018 Director Compensation table.

INDEMNIFICATION AGREEMENTS

Each outside director has entered into a Director Indemnification Agreement with the Company to clarify indemnification procedures. Consistent with the indemnification rights already provided to directors of the Company in the Company’s Certificate of Incorporation, each agreement provides that the Company will indemnify and hold harmless each outside director to the fullest extent permitted or authorized by the General Corporation Law of the State of Delaware in effect on the date of the agreement or as such laws may be amended or replaced to increase the extent to which a corporation may indemnify its directors.

EQUITY OWNERSHIP GUIDELINES

Each outside director is expected to maintain an equity investment in Western Union equal to five times his or her annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that generally may be counted toward achieving the equity investment guidelines include outstanding stock awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse, shares purchased on the open market, and outstanding stock options received in lieu of cash retainer fees. As of March 19, 2019, all outside directors have met or, within the applicable period, are expected to meet, these equity ownership guidelines.

PROHIBITION AGAINST PLEDGING AND HEDGING OF THE COMPANY’S SECURITIES

The Company’s Insider Trading Policy prohibits the Company’s directors from pledging the Company’s securities or engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

26	|	The Western Union Company

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of five independent directors and operates under a written charter adopted by the Board. The Audit Committee reviews the charter at least annually, reviewing it last in December 2018. The charter is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of the Company. The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities with respect to the Company’s consolidated financial statements, independent registered public accounting firm qualifications and independence, performance of the Company’s internal audit function and independent registered public accounting firm, and other matters identified in the Audit Committee Charter. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent registered public accounting firm in carrying out its responsibilities. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal control. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with United States generally accepted accounting principles. The Company’s independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee engages in an annual evaluation of the independent public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. In evaluating and selecting the Company’s independent registered public accounting firm, the Audit Committee considers, among other things, historical and recent performance of the firm, an analysis of known significant legal or regulatory proceedings related to the firm, recent Public Company Accounting Oversight Board (the “PCAOB”) reports regarding the firm, industry experience, audit fee revenues, audit approach, and the independence of the firm. The Audit Committee also periodically considers the advisability and potential impact of selecting a different independent public accounting firm. In addition, the Audit Committee is involved in the lead audit partner selection process.

During fiscal year 2018, the Audit Committee fulfilled its duties and responsibilities as outlined in its charter. Specifically, the Audit Committee, among other actions:

-	reviewed and discussed with management and the independent registered public accounting firm the Company’s quarterly earnings press releases, consolidated financial statements, and related periodic reports filed with the SEC;

-	reviewed with management, the independent registered public accounting firm and the internal auditor, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting;

-	reviewed with the independent registered public accounting firm, management, and the internal auditor, as appropriate, the audit scope and plans of both the independent registered public accounting firm and internal auditor;

-	met in periodic executive sessions with each of the independent registered public accounting firm, management, and the internal auditor;

-	received the written disclosures and the annual letter from Ernst & Young LLP provided to us pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, concerning their independence and discussed with Ernst & Young LLP their independence; and

-	reviewed and pre-approved all fees paid to Ernst & Young LLP, as described in Proposal 3–Ratification of Selection of Auditors, and considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with the independence of the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with the Company’s management and independent registered public accounting firm the Company’s audited consolidated financial statements and related footnotes for the fiscal year ended December 31, 2018, and the independent registered public accounting firm’s report on those financial statements. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with United States generally accepted accounting principles.

2019 Proxy Statement	|	27

REPORT OF THE AUDIT COMMITTEE

We have discussed with Ernst & Young LLP the matters required to be discussed with the Audit Committee by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board. The Auditing Standard No. 16 communications include, among other items, matters relating to the conduct of an audit of the Company’s consolidated financial statements under the standards of the PCAOB. This review included a discussion with management and the independent registered public accounting firm about the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s financial statements, including the disclosures relating to critical accounting policies.

In reliance on the review and discussions described above, we recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Audit Committee

Richard A. Goodman (Chairperson)
Martin I. Cole
Betsy D. Holden
Angela A. Sun
Solomon D. Trujillo

28	|	The Western Union Company

COMPENSATION AND BENEFITS COMMITTEE REPORT

The Compensation and Benefits Committee has reviewed and discussed the Company’s Compensation Discussion and Analysis with management and, based on such review and discussion, the Compensation and Benefits

Compensation and Benefits Committee

Betsy D. Holden (Chairperson)
Richard A. Goodman
Michael A. Miles, Jr.
Robert W. Selander

Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement and its Annual Report on Form 10-K.

2019 Proxy Statement	|	29

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. Western Union offers its services in more than 200 countries and territories. Our business is complex: our regulatory environment is disparate and developing; our consumers are different from those addressed by traditional financial services firms; and our agent and client relationships are numerous and varied.

Managing these complexities is at the center of Western Union’s success, and our leadership must be capable of supporting our Company’s goals amid this complexity.

The Company’s key strategic priorities for 2018 are set forth in the chart below. The performance goals and objectives under our annual incentive and long-term incentive programs were designed to support these strategic priorities.

Please see our 2018 Annual Report on Form 10-K for more information regarding our performance.

*	See Annex A for a reconciliation of measures that are not based on accounting principles generally accepted in the United States (“GAAP”) to the comparable GAAP measure.

30	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION FRAMEWORK

The Company’s executive compensation framework includes the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

WHAT WE DO
✓	Pay-for-performance and at-risk compensation.
A significant portion of our targeted annual compensation is performance-based and/or subject to forfeiture (“at-risk”), with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by our Company’s strategy. For 2018, performance-based compensation comprised approximately 83% of the targeted annual compensation for our CEO and, on average, approximately 61% of the targeted annual compensation for the other NEOs. The remaining components of our NEOs’ 2018 targeted annual compensation consisted of base salary and service-based RSUs, with the Compensation Committee viewing RSUs as at-risk as their value fluctuates based on our stock price performance.
✓	Align compensation with stockholder interests.
Performance measures for incentive compensation are linked to the overall performance of the Company, and are designed to be aligned with the creation of long-term stockholder value.
✓	Emphasis on future pay opportunity vs. current pay.
Our long-term incentive awards are equity-based and have multi-year vesting provisions to encourage retention. For 2018, long-term equity compensation comprised approximately 73% of the targeted annual compensation for our CEO and, on average, approximately 60% of the targeted annual compensation for the other NEOs.
✓	Mix of performance metrics.
The Company utilizes a mix of performance metrics that emphasize both absolute performance goals, which provide the primary links between incentive compensation and the Company’s strategic operating plan and financial results, and a relative performance goal, which measures Company performance in comparison to the S&P 500 Index.
✓	Stockholder engagement.
The Compensation Committee chair and members of management seek to engage with stockholders regularly to discuss and understand their perceptions or concerns regarding our executive compensation program.
✓	“Clawback” policies.
The Company may recover incentive compensation paid to an executive officer that was calculated based upon any financial result or performance metric impacted by fraud or misconduct of the executive officer. In addition, the Company’s compliance clawback policy allows the Company to recover incentive compensation paid to an executive officer for conduct that is later determined to have contributed to future compliance failures, subject to applicable laws.
✓	Robust stock ownership guidelines.
We require our executive officers to own a meaningful amount of Company stock to align them with long-term stockholder interests (six-times base salary in the case of our CEO and three-times base salary for our other NEOs).
✓	Three-year performance period for PSUs.
✓	Outside compensation consultant retained by the Compensation Committee.
✓	“Double trigger” severance benefits in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓	Consider compliance in compensation program.

2019 Proxy Statement	|	31

COMPENSATION DISCUSSION AND ANALYSIS

WHAT WE DON’T DO
✘	No repricing or buyout of underwater stock options.
None of our equity plans permit the repricing or buyout of underwater stock options or stock appreciation rights without stockholder approval, except in connection with certain corporate transactions involving the Company.
✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009.
Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments based on Compensation Committee action in 2009.
✘	No dividends or dividend equivalents are paid on unvested or unearned PSUs or RSUs.
✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Ersek’s 2018 base salary and long-term incentive award targets remained unchanged from the levels set in 2017, while Mr. Ersek’s 2018 annual incentive award target increased from 150% in 2017 to 170% of his base salary. Following this adjustment, Mr. Ersek’s 2018 compensation continued to be aligned with median compensation for chief executive officers in the 2018 peer group, based on the most recent publicly available information, as compiled by the Compensation Committee’s compensation consultant. For 2018 performance, Mr. Ersek received an annual incentive payout of $1,390,600, reflecting achieved performance of 82% of target, as further described on page 42. In addition, 2018 was the final performance year of the 2016 PSU grants, with the Financial PSUs and TSR PSUs vesting at 78% and 0% of target, respectively.

In 2018, the Compensation Committee modified Mr. Ersek’s long-term incentive allocation in order to further align his equity award mix with market data and the Company’s other NEOs, resulting in a 2018 long-term incentive award mix of 50% Financial PSUs, 20% TSR PSUs, 20% stock options and 10% service-based RSUs (as compared to the 2017 allocation of 60% Financial PSUs, 20% TSR PSUs and 20% stock options). Further information with respect to the 2018 long-term incentive awards can be found on page 44.

Mr. Ersek’s 2018 compensation was weighted significantly toward variable and performance-based incentive pay over fixed pay, and long-term, equity-based pay over annual cash compensation, because the Compensation Committee desired to tie a significant level of Mr. Ersek’s compensation to the performance of the Company. The percentage of compensation delivered in the form of performance-based compensation is higher for Mr. Ersek than compared to the other NEOs because the Compensation Committee believes that the CEO’s leadership is one of the key drivers of the Company’s success, and that a greater percentage of the CEO’s total compensation should be variable as a reflection of the Company’s level of performance. Market data provided by the Compensation Consultant supported this practice as well.

The following chart illustrates this CEO pay philosophy of heavily weighting targeted CEO compensation toward variable, performance-based pay elements.

CEO 2018 TOTAL TARGET DIRECT COMPENSATION

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2016, 2017 and 2018. For the cumulative period of 2016 to 2018, realizable pay was approximately 35% lower than total target direct compensation for that period.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between realizable pay and total target direct compensation, as well as fluctuations year-over-year, are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

32	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

CEO TOTAL TARGET
 DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2018 Summary Compensation Table.

(2)	Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities for Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan and (c) the target grant values of the long-term incentives granted to Mr. Ersek with respect to each of the years shown under the Long-Term Incentive Plan.

(3)

Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2018, reported in the year granted, (d) the value realized upon vesting of PSUs and the value of unvested PSUs based on the closing stock price on the last trading day of 2018 and estimated performance as of December 31, 2018, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2018, each reported in the year granted.

2018 SAY ON PAY VOTE

The Company received approximately 93% support for its “say on pay” vote at the Company’s 2018 Annual Meeting of Stockholders. After considering these results, the committee determined that the Company’s executive compensation philosophy, compensation objectives, and compensation elements continued to be appropriate and did not make any specific changes to the Company’s executive compensation program in response to the 2018 “say on pay” vote.

STOCKHOLDER ENGAGEMENT

Management and the Compensation Committee Chair regularly reach out to stockholders to better understand their views on the Company’s executive compensation program, the “say on pay” vote and our executive compensation disclosure. Over the past few years, the committee and management have found these discussions to be very helpful in their ongoing evaluation of the Company’s executive compensation program, and intend to continue to obtain this feedback in the future. As described above, the Compensation Committee approved changes to the Company’s 2018 executive compensation program based, in part, on feedback previously provided by stockholders.

2019 Proxy Statement	|	33

COMPENSATION DISCUSSION AND ANALYSIS

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

INTRODUCTION

This Compensation Discussion and Analysis describes how the Compensation Committee determined 2018 executive compensation, the elements of our executive compensation program and the compensation of each of our NEOs. The information provided should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For 2018, the NEOs were:

Hikmet Ersek President and Chief Executive Officer	Raj Agrawal Executive Vice President, Chief Financial Officer and Global Operations	Odilon Almeida Executive Vice President, President – Global Money Transfer	Jean Claude Farah Executive Vice President, President – Global Payments	Caroline Tsai Executive Vice President, General Counsel and Corporate Secretary

34	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

OUR EXECUTIVE COMPENSATION PHILOSOPHY AND OBJECTIVES

The Compensation Committee has adopted the following compensation objectives and guiding principles to align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy:

Our Executive Compensation Philosophy

The Compensation Committee believes the Company’s executive compensation program should reward actions and behaviors that build a foundation for the long-term strength and performance of the Company, while also rewarding the achievement of short-term performance goals informed by the Company’s strategy.

●Align executive goals and compensation with stockholder interests

●Attract, retain and motivate outstanding executive talent

●Pay-for-performance – Hold executives accountable and reward them for achieving financial, strategic and operating goals

●Pay-for-Performance: Pay is significantly performance-based and at-risk, with emphasis on variable pay to reward short- and long-term performance measured against pre-established objectives informed by the Company’s strategy.

●Align Compensation with Stockholder Interests: Link incentive payouts with the overall performance of the Company, including achievement of financial and strategic objectives, as well as individual performance and contributions, to create long-term stockholder value.

●Stock Ownership Guidelines: Our program requires meaningful stock ownership by our executives to align them with long-term stockholder interests.

●Emphasis on Future Pay Opportunity vs. Current Pay: Our long-term incentive awards are delivered in the form of equity-based compensation with multi-year vesting provisions to encourage retention.

●Hire, Retain and Motivate Top Talent: Offer market-competitive compensation which clearly links payouts to actual performance, including rewarding appropriately for superior results, facilitating the hire and retention of high-caliber individuals with the skills, experience and demonstrated performance required for our Company.

●Principled Programs: Structure our compensation programs considering corporate governance best practices and in a manner that is understandable by our participants and stockholders.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE

The Board of Directors oversees the goals and objectives of the Company and of the CEO, evaluates succession planning with respect to the CEO and evaluates the CEO’s performance. The Compensation Committee supports the Board by:

●	Establishing the Company’s compensation philosophy;

●	Overseeing the development and implementation of the Company’s compensation and benefits policies;

●	Reviewing and approving corporate goals and objectives relevant to the compensation of the CEO and other executive officers;
●	Approving the compensation levels of each of the Executive Vice Presidents; and

●	Approving the compensation of the CEO, with ratification by the independent directors of the Board.

The Compensation Committee’s responsibilities under its charter are further described in the “Corporate Governance—Committees of the Board of Directors” section of this Proxy Statement.

2019 Proxy Statement	|	35

COMPENSATION DISCUSSION AND ANALYSIS

The CEO, while not a member of the Compensation Committee, attended all of the meetings of the Compensation Committee in 2018 to contribute to and understand the committee’s oversight of, and decisions relating to, executive compensation. The CEO did not attend portions of the meetings relating to his compensation. The Compensation Committee regularly conducts executive sessions without management present.

The Compensation Committee also engages in an ongoing dialog with the CEO and the committee’s compensation consultant in the evaluation and establishment of the elements of our executive compensation program. The committee also received input from the Chief Human Resources Officer in making executive compensation decisions.

COMPENSATION CONSULTANTS

During 2018, Meridian Compensation Partners, LLC (“Meridian”) provided executive and director compensation consulting services to the Compensation Committee. Prior to the committee retaining Meridian in December 2017 to serve as its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”) served as the committee’s independent compensation consultant and provided recommendations regarding the composition of the 2018 peer group. For purposes of this CD&A, FW Cook and Meridian are collectively referred to as the Compensation Consultant.

The Compensation Consultant is retained by and reports directly to the Compensation Committee and participates in committee meetings. The Compensation Consultant informs the committee on market trends, as well as regulatory issues and developments and how they may impact the Company’s executive compensation program. The Compensation Consultant also:

●	Participates in the design of the executive compensation program to help the committee evaluate the linkage between pay and performance;

●	Reviews market data and advises the committee regarding the compensation of the Company’s executive officers;
●	Reviews and advises the committee regarding director compensation; and

●	Performs an annual risk assessment of the Company’s compensation program, as described in the “Executive Compensation—Risk Management and Compensation” section of this Proxy Statement.

The Compensation Consultant does not provide any other services to the Company. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and the Company concluded that the work performed by the Compensation Consultant for the Compensation Committee did not raise any conflict of interest.

During 2018, management retained the services of Willis Towers Watson PLC (“WTW”) to assist the Company in evaluating the Company’s annual and long-term incentive programs. The Compensation Committee has assessed the independence of WTW pursuant to the NYSE rules and the Company concluded that WTW’s work did not raise any conflict of interest.

SETTING 2018 COMPENSATION

In late 2017, the Compensation Committee, working with the Compensation Consultant and the CEO, engaged in a detailed review of the Company’s executive compensation program to evaluate whether the design and levels of each compensation element were:

●	Appropriate to support the Company’s strategic performance objectives;

●	Consistent with the philosophy and objectives described under “—Our Executive Compensation Philosophy and Objectives” above; and

●	Reasonable when compared to market pay practices (see “—Market Comparison” below).

The Compensation Committee approved certain design changes to the Company’s executive compensation program in 2018 based on its review of market data and feedback received during the Company’s stockholder engagement efforts. Accordingly, for 2018, the Company’s executive compensation program continued to be significantly weighted towards performance-based compensation and continued to include a diversified mix of long-term incentive awards, but with certain modifications to the structure of the program.

36	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

For 2018, Annual Incentive Plan awards to executives other than Mr. Ersek continued to be based on an assessment of individual performance relating to personalized objectives, and the committee could increase or decrease the award payout resulting from the achievement of the financial and strategic performance objectives by up to 25%, for a maximum 2018 annual incentive opportunity of 200% of target (an increase from 175% of target in 2017). Mr. Ersek’s Annual Incentive Plan award continued to be based entirely on the achievement of corporate and strategic performance goals, with a maximum 2018 incentive opportunity equal to 175% of target (an increase from 150% of target in 2017). The committee approved the increase in maximum payout levels under the Annual Incentive Plan in order to further align with market data and provide greater payout leverage for over performance.

In order to further align the Company’s long-term incentive program with market data and stockholder interests and to enhance the retentive aspect of the program, in 2018, the committee made several modifications to the 2018 long-term incentive program. First, the 2018 Financial PSUs are scheduled to vest based on the achievement of revenue and EBIT goals over a cumulative three-year performance period rather than the prior design of revenue and operating income goals measured on an annual basis over a three-year performance period. This change broadens the metrics used under the Annual Incentive Plan and long-term incentive program and requires sustained performance over a multi-year performance period to vest in the Financial PSUs. In addition, the committee increased the RSU component with respect to the NEOs other than Mr. Ersek from 20% to 30% and added an RSU component to Mr. Ersek’s long-term incentive award mix, with a weighting of 10%. The committee approved this design in order to strengthen the Company’s ability to retain executive talent, while still maintaining a variable compensation element as the value of the RSUs will fluctuate based on our stock price performance. Similar to the change in maximum payout levels with respect to the Annual Incentive Plan, the committee increased the maximum payout levels under the PSUs to 200% of target (as compared to 175% of target in 2017) in order to further align with market data and provide greater payout leverage for over performance.

With respect to setting 2018 compensation levels, Mr. Ersek presented to the Compensation Committee his evaluation and recommendation for each of the other NEOs and their respective salary, annual bonus targets, and long-term incentive award targets. Mr. Ersek based his assessments on a number of factors, including but not limited to: individual performance and relative contributions to the Company’s success; the performance of the executive’s respective business unit or functional area; retention considerations; market data; compensation history; and internal equity. After consideration and discussion, the Committee reviewed and approved Mr. Ersek’s 2018 recommendations for the NEOs other than himself.

Also in early 2018, Mr. Ersek submitted a self-evaluation to the Compensation Committee. The committee shared Mr. Ersek’s goals for the year and his self-evaluation with the independent members of the Board, who then evaluated Mr. Ersek’s performance in 2017 based on his actual performance versus such goals. In setting Mr. Ersek’s 2018 compensation, the committee considered this evaluation, market data regarding chief executive officer compensation levels provided by the Compensation Consultant, and a tally sheet of Mr. Ersek’s historical and current compensation data. No member of management, including Mr. Ersek, made any recommendations regarding Mr. Ersek’s compensation or participated in the portions of the Compensation Committee meeting or in the meeting of the independent directors of the Board during which Mr. Ersek’s compensation was determined or ratified.

MARKET COMPARISON

For 2018, the Compensation Committee considered market pay practices when setting executive compensation, but did not target percentile ranks of specific compensation elements or total target direct compensation against the market data. Instead, the committee used market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation program.

While the Compensation Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. The Compensation Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels. The factors that influence the amount of compensation awarded include, but are not limited to:

●	Market competition for a particular position;

●	Experience and past performance inside or outside the Company;

●	Role and responsibilities within the Company;

●	Tenure with the Company and associated institutional knowledge;

●	Long-term potential with the Company;

●	Innovative thinking and leadership;

2019 Proxy Statement	|	37

COMPENSATION DISCUSSION AND ANALYSIS

●	Money transfer or financial services industry expertise;

●	Personal performance and contributions;

●	Succession planning;

●	Past and future performance objectives; and

●	Value of the position within the Company.

As further discussed below, the committee considered market data from both an executive compensation peer group and a general industry compensation survey, but did not assign a specific weight to either data source.

The Compensation Committee believes that the Company’s executive compensation peer group should reflect the markets in which the Company competes for business, executive talent and capital. Accordingly, the Company’s peer group includes companies meeting either of the following criteria:

●	Global brands providing virtual products or services; or
●	Companies involved with payment and/or processing services.

The executive compensation peer group used for evaluating 2018 compensation decisions consisted of the companies below. The peer group for 2018 pay decisions was updated to remove Charles Schwab and ADP and add Broadridge Financial Solutions, Euronet Worldwide, FleetCor Technologies, and Navient in order to more closely align the peer group with the Company in terms of revenues, operating income, employees and market capitalization. These changes were first effective with respect to evaluating 2018 executive compensation decisions. The Compensation Consultant compiled compensation information from the peer group based on the publicly filed documents of each member of the peer group. Based on the information below, the Company estimates that it is between the 50th and 75th percentile of the peer group in terms of revenues and employees, between the 25th and 50th percentile of the peer group in terms of operating income, and below the 25th percentile of the peer group in terms of market capitalization.

PEER GROUP	2017 REVENUES* (IN MILLIONS)	2017 OP INCOME* (IN MILLIONS)	EMPLOYEES (AS OF 12/31/2017)	MARKET CAP (AS OF 12/31/2017) (IN MILLIONS)
Ameriprise Financial	$12,075	$3,125	13,000	$25,070
Broadridge Financial Solutions, Inc.	$4,292	$606	10,000	$10,557
CME Group Inc.	$3,645	$2,303	2,830	$49,700
Comerica Incorporated	$3,094	$1,343	7,834	$15,098
Discover Financial Services	$7,318	$3,626	16,500	$27,951
Euronet Worldwide, Inc.	$2,252	$300	6,600	$4,439
Fidelity National Information Services, Inc.	$9,123	$1,670	52,000	$31,414
Fiserv, Inc.	$5,696	$1,522	24,000	$27,327
FleetCor Technologies, Inc.	$2,250	$884	7,890	$17,234
Global Payments Inc.	$3,975	$653	10,000	$15,952
Intuit Inc.	$5,285	$1,399	8,900	$40,336
MoneyGram International, Inc.	$1,602	$95	2,936	$716
Nasdaq, Inc.	$3,965	$1,076	4,069	$12,771
Navient Corporation	$1,785	$796	6,700	$3,503
Northern Trust Corporation	$5,410	$1,711	18,600	$22,717
PayPal Holdings, Inc.	$13,094	$1,914	18,700	$88,485
State Street Corporation	$11,168	$3,364	39,000	$36,197
Total System Services, Inc.	$4,928	$734	11,000	$14,540
Worldpay, Inc.	$4,026	$570	3,661	$11,955
75th Percentile	$6,507	$1,813	17,550	$29,682
50th Percentile	$4,292	$1,343	10,000	$17,234
25th Percentile	$3,369	$694	6,650	$12,363

*	All data was compiled by the Compensation Consultant who obtained peer company financial market intelligence from S&P CapitalIQ. The data generally represents revenue and operating income for the most recent four quarters available to the Compensation Consultant at the time the Compensation Consultant compiled the data in January 2018. Operating income may reflect measures not in conformity with GAAP.

38	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also used a general industry compensation survey in evaluating executive pay. Survey data provides a broader perspective on market practices. For the 2018 compensation review, the Compensation Consultant compiled compensation data from a general industry compensation survey provided by Willis Towers Watson (which included data from companies with annual revenues between $3 billion and $6 billion).

Use of Tally Sheets

The Compensation Committee reviews tally sheets that present historical and current compensation data, valuations of future equity vesting, value of option exercises in the past five years, as well as analyses for hypothetical terminations and retirements to allow the Compensation Committee to consider the Company’s obligations under such circumstances. The tally sheets provide additional context for the committee in determining and assessing NEO compensation.

THE WESTERN UNION 2018 EXECUTIVE COMPENSATION PROGRAM

Pay-For-Performance and At-Risk Compensation

The principal components of the Company’s 2018 annual executive compensation program were annual base salary, annual incentive awards, and long-term incentive awards in the form of PSUs, stock options (for the CEO) and RSUs. The Compensation Committee designed the 2018 executive compensation program so that performance-based pay elements (Annual Incentive Plan awards, PSUs and, if applicable, stock options) would constitute a significant portion of the executive compensation awarded, determined at target levels. The following charts illustrate the mix of the targeted annual compensation for the CEO and the average targeted annual compensation for the other NEOs, and the portion of that compensation that is performance-based and/or at-risk. For purposes of these charts, the percentage of targeted annual compensation was determined based on the annual base salary and target incentive opportunities applicable to the NEO as of December 31, 2018.

CEO 2018 TOTAL TARGET DIRECT COMPENSATION

NEO 2018 TOTAL TARGET DIRECT COMPENSATION

Total Target Direct Compensation Versus Total Realizable Pay

Since a significant portion of Mr. Ersek’s compensation is both performance-based and at-risk, we are providing the following supplemental graph to compare Mr. Ersek’s total target direct compensation to the compensation “realizable” by him for each of 2016, 2017 and 2018. For the cumulative period of 2016 to 2018, realizable pay was approximately 35% lower than target direct compensation for that period.

We believe the “realizable” compensation and its relationship to total target direct compensation in each of the years and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” in that differences between “realizable” pay and total target direct compensation, as well as fluctuations year-over-year are primarily the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Incentive Plan and Long-Term Incentive Plan.

2019 Proxy Statement	|	39

COMPENSATION DISCUSSION AND ANALYSIS

CEO TOTAL TARGET
DIRECT COMPENSATION
VERSUS TOTAL REALIZABLE COMPENSATION(1)

(1)	This graph and the total target direct compensation and total realizable compensation reported in this graph provide supplemental information regarding the compensation paid to Mr. Ersek and should not be viewed as a substitute for the 2018 Summary Compensation Table.

(2)	Amounts reported in the calculation of total target direct compensation consist of (a) annualized base salary, (b) target annual incentive opportunities granted to Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan and (c) the target grant values of the long-term incentives granted to Mr. Ersek with respect to each of the years shown under the Long-Term Incentive Plan.

(3)	Amounts reported in the calculation of total realizable compensation consist of (a) annualized base salary, (b) actual annual incentive payments received by Mr. Ersek with respect to each of the years shown under the Annual Incentive Plan, (c) the value realized from the exercise of stock options and for unexercised stock options, the difference between the exercise price and the closing stock price on the last trading day of 2018, each reported in the year granted, (d) the value realized upon vesting of PSUs and the value of unvested PSUs based on the closing stock price on the last trading day of 2018 and estimated performance as of December 31, 2018, each reported in the year granted, and (e) the value of unvested RSUs based on the closing stock price on the last trading day of 2018, each reported in the year granted.

40	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

ELEMENTS OF 2018 EXECUTIVE COMPENSATION PROGRAM

The following table lists the material elements of the Company’s 2018 executive compensation program for the Company’s NEOs. The committee believes that the design of the Company’s executive compensation program focuses on performance-based compensation elements, provides alignment with the Company’s short and long-term financial and strategic priorities through the annual and long-term incentive programs, and provides alignment with stockholder interests.

Fixed	At-Risk / Performance Based

Base Salary	Annual Incentive Awards	PSUs	Stock Options	RSUs

Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Variable compensation component payable in cash based on performance against annually established performance objectives.

PSUs vest based on the Company’s achievement of financial performance objectives and the Company’s relative TSR performance.

The value of PSUs is also dependent on our share price over the performance period.

PSUs do not accrue or pay dividends.

Non-qualified stock options granted with an exercise price equal to fair market value on the date of grant that expire 10 years after grant and become exercisable in 25% annual increments over a four-year vesting period.

The value of stock options is dependent on our share price over the option term.

RSUs generally cliff vest on the third anniversary of the date of grant based on continued service during vesting period.

The value of RSUs is dependent on our share price over the vesting period.

RSUs do not accrue or pay dividends.

Establish a pay foundation at competitive levels to attract and retain talented executives.

Motivate and reward executives for performance on key financial, strategic and/or individual performance goals over the year.

Hold our executives accountable, with payouts based on actual performance against pre-established and communicated performance goals.

Align the interests of executives with those of our stockholders by focusing the executives on the Company’s financial and TSR performance over a multi-year period.

Hold our executives accountable, with payouts varying from target based on actual performance against pre-established and communicated performance goals.

Align interests of the CEO with those of our stockholders by focusing on long-term share price appreciation over the option term.

Competitive with market practices in order to attract and retain top executive talent.

Align the interests of executives with those of our stockholders by focusing the executives on long-term objectives over a multi-year vesting period, with the value of the award fluctuating based on stock price performance.

Experience, job scope, responsibilities, market data, internal equity, and individual performance.

Internal pay equity, market practice, corporate and individual performance.

Participants are eligible to receive a cash payout ranging from 0% to 175% of target based on the achievement of financial and strategic goals.

Payouts for participants other than the CEO are subject to a +/- 25% modifier based on individual performance with respect to personalized objectives, including business unit goals.

Internal pay equity, market practice and individual performance.

Financial PSUs: Payout based on revenue and EBIT growth over 2018-2020 performance period.

TSR PSUs: Payout based on the Company’s TSR performance relative to the S&P 500 Index over 2018-2020 performance period.

			Internal pay equity, market practice and individual performance.	Internal pay equity, market practice and individual performance.

*	See the “Setting 2018 Compensation” section for further information regarding the determination of 2018 compensation levels.

2019 Proxy Statement	|	41

COMPENSATION DISCUSSION AND ANALYSIS

Each of Western Union’s 2018 executive compensation program elements is described in further detail below.

Base Salary

Our philosophy is that base salaries should meet the objectives of attracting and retaining the executives needed to lead the business. Base salary is a fixed compensation component payable in cash. In February 2018, Mr. Agrawal and Ms. Tsai received base salary increases of 7% and 13%, respectively, in order to further align their total compensation levels with the market data and to reflect expanded roles within the Company. None of our other NEOs received a salary increase during 2018.

The following table sets forth each NEO’s 2018 base salary level:

EXECUTIVE	2018 BASE SALARY ($000)
Hikmet Ersek	$1,000.0
Raj Agrawal	$630.0
Odilon Almeida	$650.0
Jean Claude Farah	$500.0
Caroline Tsai	$450.0

Annual Incentive Compensation

Our Annual Incentive Plan is designed to motivate and reward our NEOs for achieving short-term performance objectives. We believe the program supports our “pay-for-performance” culture.

Target payout opportunities under the Annual Incentive Plan are expressed as a percentage of a participant’s annual base salary. For 2018, the Compensation Committee increased the target bonus opportunities for Mr. Ersek from 150% to 170% of base salary and for Mr. Almeida from 90% to 100% of base salary. None of our other NEOs received an Annual Incentive Plan target increase with respect to 2018.

Potential payouts range from 0% to 175% of target based on the achievement of pre-established financial and strategic goals. Because the committee believes that individual objectives are indicators of the executive’s success in fulfilling the executive’s responsibilities, the total payout under the Annual Incentive Plan for the NEOs other than the CEO is subject to a +/- 25% modifier based on the committee’s assessment versus pre-established individual performance goals. Payouts for the NEOs (other than the CEO) are capped at 200% of each individual’s target bonus opportunity, with the CEO’s payout capped at 175% of his target bonus opportunity.

The Annual Incentive Plan is based on the achievement of financial and strategic goals weighted at 70% and 30%, respectively. The weighting of the performance measures reflects the desire of the Compensation Committee to tie a significant portion of annual incentive compensation to performance measures that the committee believes are meaningful to and readily accessible by our investors, while at the same time, emphasizing strategic performance objectives focused on the Company’s growth imperatives.

Financial Performance and Goal Setting. In 2018, Company performance against total revenue and operating income was 75% and 80% of target, respectively. Importantly, the committee required a year-over-year growth rate of 3.5% for total revenue and 5.0% for operating income in order for the NEOs to earn a target payout. Due to the global nature of our business, our goals are set on a constant currency basis in order to focus our executives on the business operations, which we believe is consistent with market practices.

	2017 ACTUAL RESULTS*	TARGET GROWTH RATE FROM 2017 RESULTS	2018 TARGET*	2018 ACTUAL RESULTS*	ACHIEVEMENT**(%)
Total Revenue	$5,524M	3.5%	$5,718M	$5,676M	75%
Operating Income	$1,102M	5.0%	$1,157M	$1,146M	80%
Overall Achievement					77%

*	2018 target and actual results shown at constant currency - calculated assuming no changes in the currency exchange rates from 2017 currency exchange rates. In February 2019, the Compensation Committee exercised its discretion to reduce the 2018 total revenue and operating income actual results to account for the impact of certain inflation above budgeted inflation levels. Absent these adjustments, total revenue and operating income would have been $5,702 and $1,154, respectively. For comparative purposes, the 2017 Actual Results for Operating Income are calculated excluding charges incurred pursuant to the Company’s WU Way Program, additional costs relating to the Joint Settlement Agreements, costs associated with a January 4, 2018 consent order, which resolved a matter with the New York Department of financial services (the “NYDFS Consent Order”) relating to facts set forth in the Joint Settlement Agreements, and a 2017 goodwill impairment relating to our Business Solutions reporting unit (the “WUBS Impairment”). The performance grid provided payout opportunities for performance ranging from $5,635M to $5,856M for revenue and $1,130M to $1,185M for operating income.

**	In February 2019, the Compensation Committee exercised its discretion to reduce the total revenue and operating income formulaic achievement levels to account for the impact of certain inflation above budgeted inflation levels. Absent these adjustments, total revenue, operating income and the overall attainment levels would have been 90%, 95%, and 92%, respectively. The achievement levels reported in this column reflect the adjusted achievement levels determined by the committee in February 2019
42	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

When the financial and strategic performance measures were established, and consistent with prior years, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal 2018 financial plan should be excluded from the payout calculations to more closely align payouts with the underlying operating performance of the business.

As it had in previous years, the Compensation Committee set the 2018 financial performance goals by establishing a grid based on the Company’s revenue and operating income. These performance measures were used in order to tie annual incentive compensation to measures of the Company’s financial performance that the committee deemed meaningful to and readily accessible by our investors.

The Compensation Committee established the performance goal grid and corresponding payout percentages based upon input from management regarding the Company’s expected performance in the upcoming year. The committee designed the grid to encourage strong, focused performance by our executives. The 2018 performance goal grid provided a payout of 100% of target if the Company achieved its internal operating plan for operating income and revenue (revenue of approximately $5.7 billion and operating income of approximately $1.2 billion, each measured on a constant currency basis), with a maximum initial payout level of 175% of target if revenue and operating income grew by 6.0% and 7.5%, respectively, as compared to 2017 (with such payout further subject to the +/- 25% performance modifier for participants other than Mr. Ersek).

Strategic Performance and Goal Setting. Participants in the 2018 Annual Incentive Plan had 30% of their award opportunity tied to the achievement of performance objectives based upon the Company’s strategic operating plan, with a focus on the Company’s growth imperatives (as measured by digital money transfer revenue and cross border solutions initiatives, each weighted 10%) and compliance execution objectives (weighted 10%). Performance levels of the objectives were designed to be achievable, but required the coordinated, cross-functional focus and effort of the executives. Based on the achievement of the strategic performance objectives, the committee certified a payout equal to 93% of each NEO’s target allocated to the strategic performance objectives.

Individual Performance Modifier and Goal Setting. Other than for Mr. Ersek, each NEO’s payout under the 2018 Annual Incentive Plan was subject to a +/- 25% modifier based on the committee’s assessment of individual and business unit performance. In making its assessment, the committee considered the recommendations of the CEO based on his review of the performance of each NEO against the individual objectives established by the committee at the beginning of the year.

The committee believes the performance objectives established for each NEO are indicators of the executive’s success in fulfilling the executive’s responsibilities to the Company and support the Company’s strategic operating plan. The committee also believes that including an assessment of contributions towards the Company’s compliance initiatives, the Company’s WU Way program goals, employee engagement and leadership in each of the NEO’s individual and business unit objectives reinforces these objectives as priorities throughout the organization. The performance levels of the individual and business unit objectives were designed to be achievable, but required strong and consistent performance by the executive.

The following table summarizes key performance indicators for each NEO under the 2018 Annual Incentive Plan, as approved by the Compensation Committee. In addition to the performance goals described below, each of these NEOs was also assessed based on contributions towards compliance initiatives, the Company’s WU Way program goals, employee engagement, and leadership.

Executive	Individual Performance Objectives
Raj Agrawal	Earnings per share, operating cash flow and Global Operations customer satisfaction
Odilon Almeida	Revenue, controllable profit and repeat customer retention
Jean Claude Farah	Revenue, controllable profit and revenue customer retention
Caroline Tsai	Compliance priorities, litigation expenditures and priorities, customer service, and innovative thought leadership in support of strategic initiatives

Compliance Evaluation. The Company considers evaluation criteria related to compliance in its executive bonus system so that each Company executive is evaluated on what the executive has done to ensure that the executive’s business or department is in compliance with applicable U.S. laws. A failing score in compliance, including anti-money laundering and anti-fraud programs, will make the executive ineligible for any bonus for that year. In addition, the 2018 award agreements under the Annual Incentive Plan included clawback provisions, specifically authorizing the clawback of annual incentive payments due to compliance failures. In early 2019, the Compensation Committee determined that each NEO met the compliance-related evaluation criteria established by the Company and therefore determined that each NEO remained eligible for a bonus with respect to 2018.

2019 Proxy Statement	|	43

COMPENSATION DISCUSSION AND ANALYSIS

NEO Payouts Under the 2018 Annual Incentive Plan. The following table sets forth each NEO’s 2018 target award opportunity expressed (i) as a percentage of 2018 base salary and (ii) in dollars and the annual incentive payouts received by each NEO.

EXECUTIVE	TARGET BONUS AS A % OF BASE SALARY	TARGET AWARD OPPORTUNITY ($000)	CORPORATE OBJECTIVES PAYOUT AT 77% OF TARGET ($000)	STRATEGIC OBJECTIVES PAYOUT AT 93% OF TARGET ($000)	+/- INDIVIDUAL PERFORMANCE MODIFIER	FINAL BONUS ($000)	FINAL BONUS AS A % OF TARGET
Hikmet Ersek	170%	$1,700.0	$916.3	$474.3	N/A	$1,390.6	82%
Raj Agrawal	100%	$630.0	$339.6	$175.8	3% modifier	$534.2	85%
Odilon Almeida	100%	$650.0	$350.4	$181.3	0% modifier	$531.7	82%
Jean Claude Farah	90%	$450.0	$242.6	$125.6	-3% modifier	$354.6	79%
Caroline Tsai	75%	$337.5	$181.9	$94.2	10% modifier	$309.8	92%

Long-Term Incentive Compensation

The objectives for the long-term incentive awards were to:

●	Align the interests of our executives with the interests of our stockholders by focusing on objectives that result in stock price appreciation;
●	Increase cross-functional executive focus in the coming years on key performance metrics through Financial PSUs;
●	Amplify executive focus on stockholder returns through TSR PSUs; and
●	Retain the services of executives through multi-year vesting provisions.
The Company’s long-term incentive program allows the Compensation Committee to award various forms of long-term incentive grants, including stock options, RSUs, performance-based equity and performance-based cash awards. The Compensation Committee approves all equity grants made to our senior executives, with the equity grants made to the CEO ratified by the independent directors of the Board. When making regular annual equity grants, the Compensation Committee’s practice is to approve them during the first quarter of each year as part of the annual compensation review. In addition to the factors listed in the table under “Elements of 2018 Executive Compensation Program,” the Compensation Committee also considers dilution of the Company’s outstanding shares when making equity grants.

2018 Annual Long-Term Incentive Awards. In early 2018, the Compensation Committee granted the NEOs long-term incentive awards under the Long-Term Incentive Plan. In approving the 2018 long-term incentive awards, the committee approved increases to the target award values for Messrs. Agrawal and Almeida and Ms. Tsai as compared to 2017, primarily to more closely align their total direct compensation with the median of the market data and, in the case of Ms. Tsai, to reflect her expanded role with respect to compliance within the Company. The following table sets forth the target award value, as of the date of grant, of the 2018 long-term incentive awards received by each NEO:

EXECUTIVE	TARGET GRANT VALUE ($000)
Hikmet Ersek	$7,000.0
Raj Agrawal	$2,400.0
Odilon Almeida	$2,000.0
Jean Claude Farah	$1,050.0
Caroline Tsai	$900.0

44	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Once the target grant value is set for each NEO, the grant value is then allocated among PSUs, RSUs and stock options, as applicable. In 2018, the committee granted the long-term incentive allocation indicated below:

CEO 2018 LONG-TERM INCENTIVE AWARDS

The committee believes that this mix is appropriate because it is designed to align the interests of our NEOs with the interests of our stockholders, drive long-term performance with respect to strategic measures, support retention of our NEOs and align with market practices as reported by the Compensation Consultant.

Financial PSUs. The 2018 Financial PSU awards will vest if and only to the extent that specific performance goals for revenue and EBIT are met during the three-year performance period. Prior to 2018, the Compensation Committee utilized revenue and operating income as elements in both the Company’s Annual Incentive Plan and long-term incentive program. When designing the Company’s 2018 executive compensation program, the Compensation Committee evaluated a range of performance metrics for purposes of the Company’s incentive programs and considered input from management and the Compensation Consultant. Based on such review, the Compensation Committee determined that revenue and operating income continue to be viewed as core drivers of the Company’s performance and stockholder value creation and should remain components of the Company’s executive compensation program. However, based on stockholder feedback and a review of market data, the committee modified the 2018 long-term incentive design to replace the operating income performance goal that had been used in prior years with an EBIT performance goal in order to further broaden the performance metrics utilized in the Company’s executive compensation program while continuing to use measures that the committee believes measure strategy execution and long-term value creation.

OTHER NEO 2018 LONG-TERM INCENTIVE AWARDS

In addition, the Compensation Committee continued its historical practice of supplementing the primary performance measures under the Annual Incentive Plan and long-term incentive program with additional performance measures in order to strike an appropriate balance with respect to incentivizing top-line growth, profitability, non-financial business imperatives and stockholder returns over both the short-term and long-term horizons.

Finally, with respect to 2018, the Compensation Committee approved a design change, which measures performance over a three-year cumulative performance period rather than the previous program design of measuring performance with respect to one-third of the PSUs subject to the grant on an annual basis during each year of the three-year performance period. This change is intended to further align the Company’s executive compensation program with the long-term interests of the Company’s stockholders as payouts under the Financial PSUs require sustained performance over a three-year performance period.

Similar to the Annual Incentive Plan, when the financial performance objectives were established for the Financial PSUs, the committee determined that the effect of currency fluctuations, acquisitions and divestitures, including related costs, restructuring, and other significant charges not included in the Company’s internal financial plans should be excluded from the payout calculations. Consistent with the Company’s historical practices, under this plan design, the performance results for the Financial PSUs will be calculated using the prior year’s currency exchange rates.

2019 Proxy Statement	|	45

COMPENSATION DISCUSSION AND ANALYSIS

The performance objectives under the 2018 Financial PSUs are based on a targeted constant currency compound annual growth rate (“CAGR”) for revenue and EBIT over the three-year performance period. At the beginning of the performance period, the committee established revenue and EBIT CAGR goals for the performance period, with revenue weighted 70% and EBIT weighted 30%. The committee approved this design in order to provide greater emphasis on revenue growth. Under the terms of the awards, as much as 200% of the targeted Financial PSUs may be earned based on the Company’s performance with respect to the revenue and EBIT performance objectives over the three-year performance period. In addition, in order to vest in the award, the award recipient must remain employed through the third anniversary of the grant date (February 2021), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan. The PSU performance goals were designed to be challenging but achievable with the coordinated, cross-functional focus and effort of the executives.

The following table sets forth each NEO’s threshold, target and maximum award opportunity with respect to the 2018 Financial PSUs:

	2018 FINANCIAL PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	87,109	174,217	348,434
Raj Agrawal	29,866	59,732	119,464
Odilon Almeida	24,889	49,777	99,554
Jean Claude Farah	13,067	26,133	52,266
Caroline Tsai	11,200	22,400	44,800

TSR PSUs. In 2018, the Company continued to grant TSR PSUs to enhance focus on stockholder returns. These TSR PSUs require the Company to achieve 60th percentile relative TSR performance versus the S&P 500 Index over a three-year performance period in order to earn target payout, with 30th percentile relative TSR performance resulting in threshold payout and 90th percentile relative TSR performance resulting in maximum payout.
This portion of the award is also subject to the participant’s continued service through the third anniversary of the grant date (February 2021), except as otherwise provided under the Company’s Executive Severance Policy or the Long-Term Incentive Plan.

The following table sets forth each NEO’s threshold, target and maximum award opportunities with respect to the 2018 TSR PSUs:

	2018 TSR PSU AWARD OPPORTUNITY
EXECUTIVE	THRESHOLD	TARGET	MAXIMUM
Hikmet Ersek	33,082	66,163	132,326
Raj Agrawal	11,332	22,663	45,326
Odilon Almeida	9,443	18,886	37,772
Jean Claude Farah	4,958	9,916	19,832
Caroline Tsai	4,250	8,499	16,998

Annual RSU Awards. Service-vesting RSUs are granted to our NEOs to support retention and alignment of our NEOs’ interests with the interests of our stockholders. The annual RSU grants vest 100% on the third-anniversary of the grant date, subject to the NEO’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan.

The following table sets forth each NEO’s 2018 annual RSU grant:

EXECUTIVE	ANNUAL RSU GRANT
Hikmet Ersek	34,844
Raj Agrawal	35,839
Odilon Almeida	29,866
Jean Claude Farah	15,680
Caroline Tsai	13,440

46	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Stock Options Awards. With respect to Mr. Ersek, stock options are granted to further emphasize the achievement of long-term objectives and encourage long-term value creation as the stock options will have value to Mr. Ersek only if the Company’s stock price appreciates from the date of grant. The stock options vest in 25% annual increments over four years, subject to Mr. Ersek’s continued service or as otherwise provided for under the Company’s Executive Severance Policy or the Long-Term Incentive Plan and have a 10-year term. The committee believes that the Company’s 2018 long-term incentive design supports retention and represents a balanced reflection of stockholder returns and financial performance. For 2018, Mr. Ersek received options representing the right to purchase 383,562 shares of the Company’s common stock, subject to the satisfaction of the underlying service-based vesting conditions.

Supplemental RSU Award. In December 2018, Ms. Tsai received a supplemental RSU grant with a target value of $250,000. The supplemental RSU grant vests 50% on each of the first and second anniversaries of the grant date, subject to Ms. Tsai’s continued employment through the applicable vesting date or as otherwise provided for under the Company’s
Executive Severance Policy or the Long-Term Incentive Plan. The committee approved the supplemental RSU grant in recognition of Ms. Tsai’s performance and increased responsibilities with respect to oversight of the Company’s compliance programs. Additionally, the committee viewed the supplemental RSU grant as an important incentive to retain Ms. Tsai in light of Ms. Tsai’s total target direct compensation as compared to the market median.

2016 PSU Award. Under the terms of the 2016 PSUs, 2018 represented the final year of the three-year performance period for the 2016 Financial PSUs and the 2016 TSR PSUs. The 2016 Financial PSUs vested based on the extent to which the Company’s CAGR for revenue and operating income (each weighted 50%), met certain performance goals based on each performance year’s actual performance as compared to the prior year, as well as a three-year positive CAGR in both revenue and operating income. The 2016 TSR PSUs vested based on the Company’s achievement of relative TSR performance versus the S&P 500 Index over a three-year performance period. Based on performance over the three-year performance period, as described further below, the 2016 PSUs vested as follows for each of the participating NEOs:

EXECUTIVE*	2016 TARGET FINANCIAL PSUs (#)	2016 EARNED FINANCIAL PSUs (#)	2016 TARGET TSR PSUs (#)	2016 EARNED TSR PSUs (#)
Hikmet Ersek	230,897	180,100	84,593	0
Raj Agrawal	54,366	42,406	19,892	0
Odilon Almeida	44,482	34,696	16,275	0
Jean Claude Farah	27,183	21,203	9,946	0

*	Ms. Tsai commenced employment with the Company in 2017 and, accordingly, did not receive 2016 PSUs.

The 2016 Financial PSU and 2016 TSR PSU performance objectives and the achievement levels are set forth in the tables below. While the performance periods for the 2016 PSUs concluded as of December 31, 2018, these awards remained subject to service-based vesting conditions until the third anniversary of the grant date (February 2019).Pursuant to the terms of the underlying award agreements and consistent with the adjustment methodology used in prior years, the Compensation Committee excluded from the 2016 Financial PSU payout calculations charges incurred pursuant to the Joint Settlement Agreements and the NYDFS Consent Order after considering (i) the Department of Justice’s statement of facts which noted that, since at least September 2012, the Company took remedial measures and implemented compliance enhancements to improve its anti-fraud and anti-money laundering programs and that these remedial measures and compliance enhancements were taken at the direction of the CEO, among others, and reflect the executive team’s ongoing commitment to enhancing compliance policies and procedures, (ii) over the past several years, the Company substantially increased overall compliance funding and personnel, and the dollar value of reported fraud in consumer-to-consumer transactions, compared with the total value of all transactions, dropped significantly, (iii) that the comprehensive improvements by the Company have added more employees with law enforcement and regulatory expertise, strengthened its consumer education and agent training, bolstered its technology-driven controls and changed its governance structure so that its CCO has a direct reporting line to the Compliance Committee of the Board, (iv) the incidence of consumer fraud reports associated with the Company’s money transfers over the past several years has been historically low relative to the total number of consumer-to-consumer money transfer transactions during the same period, and (v) the conduct at issue mainly occurred from 2004 to 2012. In addition, the committee excluded from the payout calculations costs incurred in connection with (i) the 2015 Paymap Settlement Agreement, (ii) the Company’s WU Way program in 2016 and 2017, and (iii) the WUBS Impairment. The committee viewed these costs as significant expenses not indicative of the Company’s day-to-day performance. The WUBS Impairment, which was primarily caused by a decrease in projected future revenue growth rates and EBITDA margins for Business Solutions and the impact of United States tax

2019 Proxy Statement	|	47

COMPENSATION DISCUSSION AND ANALYSIS

reform legislation enacted in December 2017, was a non-cash item and the impact of the reporting unit’s 2015-2017 performance was already reflected in the Company’s overall results. Absent the exclusion of these items, the overall attainment level would have been slightly higher as a percentage of target than the overall attainment level set forth in the table below.

The committee also reviewed the Company’s clawback policies and considered whether any reductions in the 2016 Financial PSU vesting levels were warranted under such clawback policies in light of the Joint Settlement Agreements or the NYDFS Consent Order or due to compliance concerns. The committee determined that the clawback policies did not require a clawback of the vesting levels of the 2016 PSUs.

2016 FINANCIAL PSUs (PERFORMANCE PERIOD 2016-2018)
PERFORMANCE OBJECTIVES	2016 FINANCIAL PSU PERFORMANCE GOALS	ACTUAL PERFORMANCE*
Targeted annual constant currency growth rate for revenue and operating income, comparing 2016 actual performance against 2015 actual performance (weighting 33-1/3%)	Revenue growth rate: 3.6% Operating income growth rate: 4.6%	Revenue growth rate = 87% achievement Operating income growth rate = 96% achievement
Targeted annual constant currency growth rate for revenue and operating income, comparing 2017 actual performance against 2016 actual performance (weighting 33-1/3%)	Revenue growth rate: 4.8% Operating income growth rate: 5.7%	Revenue growth rate = 76% achievement Operating income growth rate = 70% achievement
Targeted annual constant currency growth rate for revenue and operating income, comparing 2018 actual performance against 2017 actual performance (weighting 33-1/3%)	Revenue growth rate: 5.6% Operating income growth rate: 6.0%	Revenue growth rate = 70% achievement Operating income growth rate = 67% achievement
Overall Attainment Level 78%

*	At constant currency - calculated assuming no changes in the currency exchange rates from the prior year’s currency exchange rates.

2016 TSR PSUs (PERFORMANCE PERIOD 2016-2018)
PERFORMANCE GOALS
PERFORMANCE OBJECTIVE	THRESHOLD	TARGET	MAXIMUM	ACTUAL PERFORMANCE
TSR relative to S&P 500 Index*	30th percentile	60th percentile	90th percentile	28th percentile
Overall Attainment Level 0%

*	Relative TSR performance for purposes of the 2016 TSR PSUs was calculated based on the terms of the 2016 PSU award agreement, which requires using a beginning stock price calculated as the average company closing stock price for all trading days during December 2015 and an ending stock price calculated as the average company closing stock price for all trading days during December 2018. In determining the TSR for the companies in the S&P 500 Index, the S&P companies comprising the S&P Index on December 31, 2018 were used.

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table to our U.S.-based employees:

BENEFIT OR PERQUISITE	NAMED EXECUTIVE OFFICERS	OTHER OFFICERS AND KEY EMPLOYEES	ALL FULL-TIME AND REGULAR PART-TIME EMPLOYEES
401(k) Plan	✓	✓	✓
Supplemental Incentive Savings Plan (a nonqualified defined contribution plan)	✓	✓
Severance and Change-in-Control Benefits (Double-Trigger)	✓	✓	✓
Health and Welfare Benefits	✓	✓	✓
Limited Perquisites	✓	✓

48	|	The Western Union Company

COMPENSATION DISCUSSION AND ANALYSIS

Severance and Change-in-Control Benefits. The Company has an Executive Severance Policy for our executive officers. The policy helps accomplish the Company’s compensation philosophy of attracting and retaining exemplary talent. The committee believes it appropriate to provide executives with the rewards and protections afforded by the Executive Severance Policy. The policy reduces the need to negotiate individual severance arrangements with departing executives and protects our executives from termination for circumstances not of their doing. The committee also believes the policy promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change-in-control. In the event of a change-in-control, the policy’s severance benefits are payable only upon a “double trigger.” This means that severance benefits are triggered only when an eligible executive is involuntarily terminated (other than for cause, death, or disability), or terminates his or her own employment voluntarily for “good reason” (including a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50 miles without consent) within 24 months after the date of a change-in-control. Severance benefits under the policy are conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants and a release of claims against the Company.

In addition, the Executive Severance Policy prohibits excise tax gross-up payments on change-in-control benefits for those individuals who became executives of the Company after April 2009. Mr. Ersek is the only Company employee who remains eligible for these excise tax gross-up payments because he became an executive of the Company prior to 2009.

As noted below, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in Dubai. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

Please see the “Executive Compensation—Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement for further information regarding the Executive Severance Policy and the treatment of awards upon qualifying termination events or a change-in-control.

Retirement Savings Plans. The Company executives on U.S. payroll are eligible for retirement benefits through a qualified defined contribution 401(k) plan, the Incentive Savings Plan, and a nonqualified defined contribution plan, the Supplemental Incentive Savings Plan (“SISP”). The SISP provides a vehicle for additional deferred compensation with matching contributions from the Company. We maintain the Incentive Savings Plan and the SISP to encourage our employees to save some percentage of their cash compensation for their eventual retirement. Mr. Ersek participates in the qualified defined contribution retirement plan made available to eligible employees in Austria. The committee believes that these types of savings plans are consistent with competitive pay practices, and are an important element in attracting and retaining talent in a competitive market. Please see the 2018 Nonqualified Deferred Compensation Table in the “Executive Compensation” section of this Proxy Statement for further information regarding the Company’s retirement savings plans.

Benefits and Perquisites. The Company’s global benefit philosophy for employees, including executives, is to provide a package of benefits consistent with local practices and competitive within individual markets. While employed with the Company, each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Company employees in the individual market in which they are located. For example, Mr. Farah resides in Dubai where is it customary to provide certain fringe benefits, including annual housing, education, transportation, health and wellness and technology allowances.

The Company provided its NEOs with limited, yet competitive perquisites and other personal benefits that the Compensation Committee believes are consistent with the Company’s philosophy of attracting and retaining exemplary executive talent and, in some cases, such as the annual physical examination, the Company provides such personal benefits because the committee believes they are in the interests of the Company and its stockholders. The committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs.

During 2018, the Company hired an outside security provider to perform a comprehensive security assessment with respect to certain Company personnel, including Mr. Ersek. Based on its security assessment, the outside security provider recommended certain home security services continue to be provided to Mr. Ersek and that Mr. Ersek continue to use corporate aircraft for certain business and personal travel. Accordingly, the Company paid for certain security services for Mr. Ersek and corporate aircraft for certain personal travel. Because the Company believes it is in the best interests of the Company and its stockholders to protect Mr. Ersek against possible security threats to him and his family members, the Company requires that Mr. Ersek accept such personal security protection. The Company also believes that the costs of this security are appropriate and necessary. Although the Company does not consider Mr.  Ersek’s security services to be a perquisite or other personal benefit for the reasons described above, the Company has reported the costs related to security services for Mr.  Ersek as well as the costs of corporate aircraft for personal travel in the “2018 All Other Compensation Table.” Occasionally, Mr. Ersek’s spouse or other guests may accompany him on corporate aircraft when the aircraft is already scheduled for business purposes and can accommodate additional passengers. In those cases, there is no additional aggregate incremental cost to the Company and, as a result, no amount is reflected in the “2018 All Other Compensation Table.” Also, in connection with the Company’s sponsorship of certain events and partnerships with various organizations and venues, certain perquisites, including tickets and parking access, are made available to officers and employees of the Company, including Mr. Ersek and the other NEOs. These perquisites have no additional aggregate incremental cost to the Company, and therefore, no amount is reflected in the “2018 All Other Compensation Table.”

2019 Proxy Statement	|	49

COMPENSATION DISCUSSION AND ANALYSIS

Please see the “2018 All Other Compensation Table” in the “Executive Compensation” section of this Proxy Statement for further information regarding benefits and perquisites received by our NEOs in 2018.

Employment Arrangements. The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.

Under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. For example, Mr. Ersek, the Company, and a subsidiary of the Company entered into agreements in November 2009 relating to his 2009 promotion to Chief Operating Officer, which were amended effective September 2010 to reflect his 2010 promotion to President and CEO. Employment contracts are a competitive market practice in Austria where Mr. Ersek resided at the time he assumed his position as Chief Operating Officer and the Compensation Committee believes the terms of his agreements are consistent with those for similarly situated executives in Austria. Additionally, Mr. Farah and a subsidiary of the Company entered into an employment contract in June 2008 with respect to Mr. Farah’s employment with the Company. Employment contracts are a competitive market practice in Dubai where Mr. Farah resides, and the Compensation Committee believes the terms of his contract are consistent with those for similarly situated executives in Dubai. Please see the “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Arrangements” section of this Proxy Statement for a description of the material terms of the employment agreements with Messrs. Ersek and Farah.

Stock Ownership Guidelines

To align our executives’ interests with those of our stockholders and to assure that our executives own meaningful levels of Company stock throughout their tenures with the Company, the Compensation Committee established stock ownership guidelines that require each of the NEOs to own Company Common Stock worth a multiple of base salary. Under the stock ownership guidelines, the executives must retain, until the required ownership guideline levels have been achieved and thereafter if required to maintain the required ownership levels, at least 50% of after-tax shares resulting from the vesting of restricted stock and RSUs, including PSUs. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement as of the Record Date. Each NEO has met, or is progressing towards meeting, his or her respective ownership guideline.

EXECUTIVE	GUIDELINE	STATUS
Hikmet Ersek	6x salary	Meets guideline
Raj Agrawal	3x salary	Meets guideline
Odilon Almeida	3x salary	Meets guideline
Jean Claude Farah	3x salary	Meets guideline
Caroline Tsai	3x salary	Must hold 50% of after-tax shares until guideline is met

WHAT COUNTS TOWARD THE GUIDELINE	WHAT DOES NOT COUNT TOWARD THE GUIDELINE
✓Company securities owned personally	✘Stock options
✓Shares held in any Company benefit plan	✘PSUs
✓After-tax value of service-based restricted stock awards and RSUs

Prohibition Against Pledging and Hedging of the Company’s Securities

The Company’s insider trading policies prohibit the Company’s executive officers and directors from pledging the Company’s securities, and prohibit all Company employees, including executive officers, and directors from engaging in hedging or short-term speculative trading of the Company’s securities, including, without limitation, short sales or put or call options involving the Company’s securities.

Clawback Policies

The Board adopted a clawback policy in 2009. Under the policy, the Company may, in the Board’s discretion and subject to applicable law, recover incentive compensation paid to an executive officer of the Company (defined as an individual subject to Section 16 of the Exchange Act, at the time the incentive compensation was received by or paid to the officer) if the compensation resulted from any financial result or performance metric impacted by the executive officer’s misconduct or fraud. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

In 2017, the Board adopted a compliance clawback policy that allows the Company, in the Board’s discretion and subject to applicable laws, to “claw back” incentive compensation to covered executives (defined as a person serving or who served as the Company’s CCO at the time of the conduct and any other person serving or who served at the time of the conduct as an officer of the Company subject to the reporting requirements of Section 16 of the Exchange Act) for conduct occurring after January 19, 2017 that is later determined to have contributed to material compliance failures resulting in a failure to comply with applicable laws or regulations. Under this policy, if the Board determines that incentive compensation is subject to the compliance clawback policy, the Company, subject to the direction of the Board, has broad discretion to effect recovery of such amounts, including requiring a cash payment, canceling outstanding or deferred awards, reducing future compensation or other appropriate means.

50	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table contains compensation information for our NEOs for the fiscal year ended December 31, 2018 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal years ended December 31, 2017 and December 31, 2016.

2018 SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($000)(1)	BONUS ($000)	STOCK AWARDS ($000)(2)	OPTION AWARDS ($000)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($000)(3)	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS ($000)	ALL OTHER COMPENSATION ($000)(4)	TOTAL ($000)
Hikmet Ersek(5) President and Chief Executive Officer	2018	1,000.0	—	5,148.5	1,400.0	1,390.6	—	236.2	9,175.3
	2017	1,000.0	—	5,181.9	1,400.0	1,731.0	—	413.5	9,726.4
	2016	1,000.0	—	5,179.8	1,400.0	1,392.0	—	313.7	9,285.5
Raj Agrawal EVP, Chief Financial Officer and Global Operations	2018	630.0	—	2,193.6	—	534.2	—	73.7	3,431.5
	2017	590.0	—	1,839.3	—	769.4	—	53.8	3,252.5
	2016	566.5	—	1,518.1	—	554.0	—	524.7	3,163.3
Odilon Almeida EVP, President — Global Money Transfer	2018	650.0	—	1,828.0	—	531.7	—	57.3	3,067.0
	2017	650.0	—	1,655.3	—	704.3	—	51.9	3,061.5
	2016	612.0	—	1,242.1	—	566.2	—	53.8	2,474.1
Jean Claude Farah(6) EVP, President – Global Payments	2018	500.0	—	959.7	—	354.6	—	176.3	1,990.6
	2017	500.0	—	965.6	—	519.3	—	179.8	2,164.7
	2016	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Caroline Tsai EVP, General Counsel and Corporate Secretary	2018	450.0	—	1,057.6	—	309.8	—	129.3	1,946.7
	2017	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2016	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Footnotes:

(1)	Except with respect to salary adjustments in connection with promotions, salary adjustments are effective as of March of each reporting year.

(2)	The amounts reported in these columns for 2018 represent equity grants to the NEOs under the Long-Term Incentive Plan. The amounts reported in these columns are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The amounts included in the Stock Awards column for the PSUs granted during 2018 are calculated based on the probable satisfaction of the performance conditions for such awards as of the date of grant. Assuming the highest level of performance is achieved for the 2018 Financial PSUs, the maximum value of the 2018 Financial PSUs would be as follows: Mr. Ersek - $6,247.4; Mr. Agrawal - $2,142.0; Mr. Almeida - $1,785.0; Mr. Farah - $937.1; and Ms. Tsai - $803.3. Under FASB ASC Topic 718, the vesting condition related to the TSR PSUs is considered a market condition and not a performance condition. Accordingly, there is no grant date fair value below or in excess of the amount reflected in the table above for the NEOs that could be calculated and disclosed based on achievement of the underlying market condition. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, and Note 16 to the Consolidated Financial Statements included in our Annual Reports on Form 10-K for the years ended December 31, 2017 and 2016, respectively, for a discussion on the relevant assumptions used in calculating the amounts reported for the applicable year.

(3)	For 2018, the amounts reflect the actual cash bonus received under the Annual Incentive Plan.

(4)	Amounts included in this column for 2018 are set forth by category in the 2018 All Other Compensation Table below.

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EXECUTIVE COMPENSATION

(5)	For 2018, Mr. Ersek’s salary is denominated in U.S. dollars but is paid to or on behalf of Mr. Ersek in euros, based on a conversion rate determined prior to payment each quarter. Contributions made to the Austrian retirement plan on behalf of Mr. Ersek are denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates of .851209, .811688, .862143 and .860585 were applied for quarters one, two, three and four, respectively.

(6)	For 2018, Mr. Farah’s salary is denominated in U.S. dollars but is paid to or on behalf of Mr. Farah in Emirati dirham, based on a conversion rate that was determined for 2018 and each calendar quarter. The conversion rates of .272258312, .272256192, .272249218, and .272253167 were applied for quarters one, two, three, and four, respectively. Contributions made to the CFE retirement fund on behalf of Mr. Farah are denominated in euros and converted to U.S. dollars for disclosure in the proxy. The conversion rates .851209, .811688, .862143 and .860585 were applied for quarters one, two, three and four, respectively.

2018 ALL OTHER COMPENSATION TABLE

NAME	PERQUISITES & OTHER PERSONAL BENEFITS ($000)(1)	TAX REIMBURSEMENTS ($000)	COMPANY CONTRIBUTIONS TO DEFINED CONTRIBUTION PLANS ($000)(2)	INSURANCE PREMIUMS ($000)	TOTAL ($000)
Hikmet Ersek	139.7	—	74.6	21.9	236.2
Raj Agrawal	15.4	1.0	55.8	1.5	73.7
Odilon Almeida	—	—	54.2	3.1	57.3
Jean Claude Farah	149.9	—	8.2	18.2	176.3
Caroline Tsai	80.7	30.3(3)	17.7	0.6	129.3

Footnotes:

(1)	Amounts shown in this column for Mr. Ersek include the incremental cost or valuation of personal jet usage ($128,570), car service/allowances, and executive security costs. Following a comprehensive security assessment conducted by an independent security firm, the Board of Directors advised Mr. Ersek to utilize the Company’s leased aircraft for personal travel at the Company’s expense. Those personal travel expenses reported in this column were valued on the basis of the aggregate incremental cost to the Company and represent the amount accrued for payment or paid directly to the third-party vendor from which the Company leases corporate aircraft. For Mr. Agrawal, the amounts in this column include costs related to health and wellness. For Ms. Tsai, the amounts in this column include relocation expenses in the amount of $75,911 and sporting event tickets. These relocation expenses were valued based on the aggregate incremental cost to the Company and represents the amount accrued for payment or paid to the service provider or the NEO, as applicable. For Mr. Farah, the amounts in this column include housing ($108,902), education, health and wellness and transportation allowances, and annual plane tickets to Mr. Farah’s home country for Mr. Farah and his dependents.

(2)	Amounts shown in this column represent (i) contributions made by the Company on behalf of each of the NEOs, except for Messrs. Ersek and Farah, to the Company’s Incentive Savings Plan and/or the Supplemental Incentive Savings Plan, (ii) contributions made by the Company on behalf of Mr. Ersek to the Company’s defined contribution plan in Austria, the Victoria Volksbanken Pensionskassen AG, and (iii) contributions made by the Company on behalf of Mr. Farah to the Company’s retirement plan for employees located in Dubai, the CFE retirement fund.

(3)	This amount represents a tax gross-up for Ms. Tsai for relocation expenses. This benefit is generally available to employees if they relocate as part of the Company’s relocation and immigration programs.

52	|	The Western Union Company

EXECUTIVE COMPENSATION

The following table summarizes awards made to our NEOs in 2018.

2018 GRANTS OF PLAN-BASED AWARDS TABLE

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)		ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($000)(4)
NAME	GRANT DATE	APPROVAL DATE	TARGET ($000)	MAXIMUM ($000)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Hikmet Ersek			1,700.0	2,975.0
	2/22/18	2/22/18			87,109(5)	174,217(5)	348,434(5)				3,123.7
	2/22/18	2/22/18			33,082(6)	66,163(6)	132,326(6)				1,400.0
	2/22/18	2/22/18						34,844			624.8
	2/22/18	2/22/18							383,562	$20.09	1,400.0
Raj Agrawal			630.0	1,260.0
	2/21/18	2/21/18			29,866(5)	59,732(5)	119,464(5)				1,071.0
	2/21/18	2/21/18			11,332(6)	22,663(6)	45,326(6)				480.0
	2/21/18	2/21/18						35,839			642.6
Odilon Almeida			650.0	1,300.0
	2/21/18	2/21/18			24,889(5)	49,777(5)	99,554(5)				892.5
	2/21/18	2/21/18			9,443(6)	18,886(6)	37,772(6)				400.0
	2/21/18	2/21/18						29,866			535.5
Jean Claude Farah			450.0	900.0
	2/21/18	2/21/18			13,067(5)	26,133(5)	52,266(5)				468.6
	2/21/18	2/21/18			4,958(6)	9,916(6)	19,832(6)				210.0
	2/21/18	2/21/18						15,680			281.1
Caroline Tsai			337.5	675.0
	2/21/18	2/21/18			11,200(5)	22,400(5)	44,800(5)				401.6
	2/21/18	2/21/18			4,250(6)	8,499(6)	16,998(6)				180.0
	2/21/18	2/21/18						13,440			241.0
	12/5/18	12/5/18						13,617			235.0

Footnotes:

(1)	These amounts consist of the target and maximum cash award levels set in 2018 under the Annual Incentive Plan. The amount actually paid to each NEO is included in the Non-Equity Incentive Plan Compensation column in the 2018 Summary Compensation Table. Please see “Compensation Discussion and Analysis” for further information regarding the Annual Incentive Plan.

(2)	These amounts represent RSUs granted under the Long-Term Incentive Plan to the NEOs. The RSUs vest 100% on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021), provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or award agreements under the Long-Term Incentive Plan. Please see “Compensation Discussion and Analysis” for further information regarding these RSU grants.

(3)	This amount represents stock options granted under the Long-Term Incentive Plan to Mr. Ersek. These options vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that Mr. Ersek is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or award agreements under the Long-Term Incentive Plan. Please see “Compensation Discussion and Analysis” for further information regarding this award.

(4)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the PSUs, are based upon the probable outcome of the applicable performance conditions. See Note 17 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of the relevant assumptions used in calculating the amounts.

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EXECUTIVE COMPENSATION

(5)	These amounts represent the threshold, target and maximum Financial PSUs granted under the Long-Term Incentive Plan. For actively employed executives, these Financial PSUs are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021), subject to the achievement of threshold revenue and EBIT performance goals over a three-year performance period. Please see “Compensation Discussion and Analysis” for further information regarding this award.

(6)	These amounts represent the threshold, target and maximum TSR PSUs granted under the Long-Term Incentive Plan. For actively employed executives, these TSR PSUs are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021) based on the Company’s relative TSR performance versus the S&P 500 Index over a three-year performance period. Please see “Compensation Discussion and Analysis” for further information regarding this award.

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS TABLE

EMPLOYMENT ARRANGEMENTS

As noted in the Compensation Discussion and Analysis, the Company generally executes an offer of employment prior to the time an executive joins the Company which describes the basic terms of the executive’s employment, including his or her start date, starting salary, bonus target, and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will determine the benefits to be received by senior executives, including our NEOs, upon termination of employment from the Company. Please see the “—Potential Payments Upon Termination or Change-in-Control” section for a description of the policy.

As noted in the Compensation Discussion and Analysis, under certain circumstances, the Compensation Committee recognizes that special arrangements with respect to an executive’s employment may be necessary or desirable. Accordingly, during 2018, Messrs. Ersek and Farah were party to employment agreements, which reflects competitive practices in the employment locations of Messrs. Ersek and Farah at the time the agreements became effective. The terms of Messrs. Ersek and Farah’s employment agreements provide for (i) eligibility to participate in an annual incentive program and Long-Term Incentive Plan and (ii) eligibility to participate in retirement, health, and welfare benefit programs on the same basis as similarly situated employees in Austria and Dubai, respectively. Messrs. Ersek and Farah’s employment agreements also include non-competition, non-solicitation, and confidentiality provisions.

AWARDS

In 2018, the Compensation Committee granted long-term incentive awards under the Long-Term Incentive Plan consisting of (i) 50% Financial PSUs (vesting based on both revenue and EBIT growth goals), 20% TSR PSUs, 20% stock options, and 10% service-based RSUs for Mr. Ersek, and (ii) 50% Financial PSUs (vesting based on both revenue and EBIT growth goals), 20% TSR PSUs, and 30% service-based RSUs for the other NEOs. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2018 long-term incentive awards, including the performance metrics applicable to the 2018 PSUs.

At its February 2018 meeting, the Compensation Committee established performance objectives to be considered under the Annual Incentive Plan for the 2018 plan year. As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, participants are eligible to receive a cash payout ranging from 0% to 175% of target based on the achievement of pre-established corporate financial and strategic goals. The total payout under the Annual Incentive Plan for the NEOs other than Mr. Ersek is subject to a +/- 25% modifier based on the committee’s assessment of individual performance with respect to personalized objectives, including business unit goals. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the annual incentive awards, including the performance metrics applicable to such awards.

54	|	The Western Union Company

EXECUTIVE COMPENSATION

SALARY AND BONUS IN PROPORTION TO TOTAL COMPENSATION

As noted in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee heavily weighted total direct compensation toward performance-based elements, which include annual incentive compensation and PSUs and stock options, in order to hold executives accountable and reward them for the results of the Company. Our Compensation Committee structured the compensation program to give our NEOs substantial alignment with stockholders, while also permitting the committee to incentivize the NEOs to pursue performance that it believes increases stockholder value. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for a description of the objectives of our compensation program and overall compensation philosophy.

The following table provides information regarding outstanding option awards and unvested stock awards held by each of the NEOs on December 31, 2018.

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Hikmet Ersek	—	383,562(5)	20.09	2/22/2028	34,844(6)	594.4	210,106(11)	3,584.4
	103,550	310,652(4)	19.99	2/22/2027	180,100(13)	3,072.5	53,764(12)	917.2
	211,480	211,481(3)	18.19	2/19/2026			174,217(9)	2,972.1
	252,101	84,034(2)	19.27	2/19/2025			66,163(10)	1,128.7
	303,798		15.99	2/20/2024
	625,000		14.00	2/20/2023
	400,810		17.86	2/23/2022
	233,859		21.00	2/24/2021
	230,628		17.45	9/1/2020
	212,508		16.00	2/24/2020

2019 Proxy Statement	|	55

EXECUTIVE COMPENSATION

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($000)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($000)(1)
Raj Agrawal	63,025	21,009(2)	19.27	2/19/2025	18,122(8)	309.2	60,576(11)	1,033.4
	65,823		15.99	2/20/2024	20,192(7)	344.5	15,937(12)	271.9
	134,063		14.00	2/20/2023	35,839(6)	611.4	59,732(9)	1,019.0
	86,843		17.86	2/23/2022	42,406(13)	723.4	22,663(10)	386.6
	24,796		16.49	9/15/2021
	16,895		21.00	2/24/2021
	24,553		16.00	2/24/2020
	21,950		11.86	2/17/2019
Odilon Almeida	50,420	16,807(2)	19.27	2/19/2025	14,828(8)	253.0	54,518(11)	930.1
	60,760		15.99	2/20/2024	18,173(7)	310.0	14,343(12)	244.7
	16,701		17.86	2/23/2022	29,866(6)	509.5	49,777(9)	849.2
	10,560		21.00	2/24/2021	34,696(13)	591.9	18,886(10)	322.2
	15,000		16.00	2/24/2020
Jean Claude Farah	33,613	11,205(2)	19.27	2/19/2025	9,061(8)	154.6	31,803(11)	542.6
	10,127		15.99	2/20/2024	10,601(7)	180.9	8,367(12)	142.7
	33,401		17.86	2/23/2022	15,680(6)	267.5	26,133(9)	445.8
	28,157		21.00	2/24/2021	21,203(13)	361.7	9,916(10)	169.2
Caroline Tsai					13,746(14)	234.5	22,400(9)	382.1
					13,440(6)	229.3	8,499(10)	145.0
					13,617(15)	232.3

56	|	The Western Union Company

EXECUTIVE COMPENSATION

Footnotes:

(1)	The market value of shares or units of stock that have not vested reflects the closing stock price of $17.06 per share on December 31, 2018.

(2)	These options vested on February 19, 2019.

(3)	These options were awarded on February 19, 2016, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(4)	These options were awarded on February 22, 2017, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(5)	These options were awarded on February 22, 2018, and vest in 25% increments on each of the first through fourth year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(6)	Represents RSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021); provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(7)	Represents RSUs that are scheduled to vest on February 21, 2020; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(8)	Represents RSUs that vested on February 28, 2019.

(9)	Represents PSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021) based on the Company’s revenue and EBIT performance over the 2018–2020 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals.

(10)	Represents PSUs that are scheduled to vest on February 21, 2021 (or, in the case of Mr. Ersek, February 22, 2021) based on the Company’s TSR performance relative to the S&P 500 Index over the 2018–2020 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals.

(11)	Represents PSUs that are scheduled to vest on February 21, 2020 (or, in the case of Mr. Ersek, February 22, 2020) based on the Company’s revenue and operating income performance during 2017, 2018 and 2019; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals.

(12)	Represents PSUs that are scheduled to vest on February 21, 2020 (or, in the case of Mr. Ersek, February 22, 2020) based on the Company’s TSR performance relative to the S&P 500 Index over the 2017–2019 performance period; provided that the executive is still employed by the Company on the vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the threshold performance goals.

(13)	Represents PSUs that vested on February 18, 2019 (or, in the case of Mr. Ersek, February 19, 2019) based on the Company’s revenue and operating income performance during 2016, 2017 and 2018.

(14)	Represents RSUs that were awarded on December 6, 2017, which vest in one-third increments on each of the first through third year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided for pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

(15)	Represents RSUs that were awarded on December 5, 2018, which vest in 50% increments on each of the first and second year anniversaries of the date of grant; provided that the executive is still employed by the Company on the applicable vesting date or as otherwise provided pursuant to the Executive Severance Policy or Long-Term Incentive Plan.

2019 Proxy Statement	|	57

EXECUTIVE COMPENSATION

The following table provides information concerning the exercise of stock options and vesting of stock awards during 2018 for each of the NEOs.

2018 OPTION EXERCISES AND STOCK VESTED TABLE

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)
Hikmet Ersek	—	—	212,543	4,306,121
Raj Agrawal	—	—	60,371	1,223,840
Odilon Almeida	58,008	406,056	49,451	994,659
Jean Claude Farah	43,271	264,076	32,968	663,120
Caroline Tsai	—	—	6,873	127,082

The following table provides information regarding compensation that has been deferred by our NEOs pursuant to the terms of our Supplemental Incentive Savings Plan.

2018 NONQUALIFIED DEFERRED COMPENSATION TABLE

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($000)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($000)(2)	AGGREGATE EARNINGS IN LAST FY ($000)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($000)	AGGREGATE BALANCE AT LAST FYE ($000)(3)
Hikmet Ersek	—	—	—	—	—
Raj Agrawal	69.6	44.7	(49.0)	—	972.7
Odilon Almeida	67.7	43.2	(34.4)	—	629.8
Jean Claude Farah	—	—	—	—	—
Caroline Tsai	22.1	6.7	(3.7)	—	57.3

Footnotes:

(1)	These amounts represent deferrals of the NEO’s salary and compensation received under the Annual Incentive Plan and are included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the 2018 Summary Compensation Table.

(2)	These amounts are included in the “All Other Compensation” column in the 2018 Summary Compensation Table.

(3)	Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table as compensation for 2017 and 2016 (in $000s): Mr. Agrawal–$186.5 and Mr. Almeida–$201.3.

58	|	The Western Union Company

EXECUTIVE COMPENSATION

INCENTIVE SAVINGS PLAN

We maintain a defined contribution retirement plan (the “Incentive Savings Plan” or “ISP”) for our employees on United States payroll, including each of our NEOs other than Messrs. Ersek and Farah. The ISP is structured with the intention of qualifying under Section 401(a) of the Internal Revenue Code. Under the ISP, participants are permitted to make contributions up to the maximum allowable amount under the Internal Revenue Code. In addition, we make matching contributions equal to 100% of the first 3% of eligible compensation contributed by participants and 50% of the next 2% of eligible compensation contributed by participants. For 2018, each participating NEO was eligible to receive a Company contribution equal to 4% of his or her eligible compensation. During 2018, Mr. Ersek participated in the qualified retirement savings plan made available to eligible employees in Austria. During 2018, Mr. Farah participated in the Caisse des Français de l’Etranger (the “CFE Retirement Fund”), which provides for continued coverage under the French State Social Security System for French citizens who work outside of France. On behalf of the employee, the CFE Retirement Fund contributes to the National Retirement Insurance Fund (“CNAV”) allowing the employee to receive pension benefits from the CNAV upon retirement.

SUPPLEMENTAL INCENTIVE SAVINGS PLAN

We maintain a nonqualified supplemental incentive savings plan (the “SISP”) for certain of our employees on U.S. payroll, including each of our NEOs other than Messrs. Ersek and Farah. Under the SISP, participants may defer up to 80% of their salaries, including commissions and incentive compensation (other than annual bonuses), and may make a separate election to defer up to 80% of any annual bonuses and up to 100% of any performance-based cash awards they may earn. The SISP also provides participants the opportunity to receive credits for matching contributions equal to the difference between the matching contributions that a participant could receive under the ISP but for the contribution and compensation limitations imposed by the Internal Revenue Code, and the matching contributions allowable to the participant under the ISP. Participants are generally permitted to choose from among the mutual funds available for investment under the ISP for purposes of determining the imputed earnings, gains, and losses applicable to their SISP accounts. The SISP is unfunded. Participants may specify the timing of the payment of their accounts by choosing either a specified payment date or electing payment upon separation from service (or a date up to five years following separation from service), and in either case may elect to receive their accounts in a lump sum or in annual or quarterly installments over a period of up to ten years. With respect to each year’s contributions and imputed earnings, the participant may make a separate distribution election. Subject to the requirements of Section 409A of the Internal Revenue Code, applicable Internal Revenue Service guidance, and the terms of the SISP, participants may receive an early payment in the event of a severe financial hardship and may make an election to delay the timing of their scheduled payment by a minimum of five years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

EXECUTIVE SEVERANCE POLICY

We maintain the Executive Severance Policy for the payment of certain benefits to senior executives, including our NEOs, upon termination of employment from the Company and upon a change-in-control of the Company. Under the Executive Severance Policy, an eligible executive will become eligible for benefits if (i) prior to a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or (ii) after a change-in-control, he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for “good reason” (which may arise from a material reduction in title or position, reduction in base salary or bonus opportunity or an increase in the executive’s commute to his or her current principal working location of more than 50

2019 Proxy Statement	|	59

EXECUTIVE COMPENSATION

miles without consent) within 24 months after the date of the change-in-control. Under the Executive Severance Policy, a change-in-control is generally defined to include:

●	The acquisition by a person or entity of 35% or more of either the outstanding shares of the Company or the combined voting power of such shares, with certain exceptions;

●	An unapproved change in a majority of the Board members within a 24-month period; and

●	Certain corporate restructurings, including certain mergers, dissolution and liquidation.

The Executive Severance Policy provided for the following severance and change-in-control benefits as of December 31, 2018:

●	Effective for senior executives hired before February 24, 2011, a severance payment equal to the senior executive’s base pay plus target bonus for the year in which the termination occurs (the “base severance pay”), multiplied by 1.5 (multiplied by two in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control). Effective for senior executives hired on and after February 24, 2011, a senior executive employed by the Company for 12 months or less would be entitled to receive a severance payment equal to the base severance pay and, for every month employed in excess of 12 months, an additional severance payment equal to a pro rata portion of the base severance pay, up to a maximum severance payment equal to the senior executive’s base severance pay, multiplied by 1.5 (multiplied by two in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control).

●	A cash payment equal to the lesser of (i) the senior executive’s prorated target bonus under the Annual Incentive Plan for the year in which the termination occurs and (ii) the maximum bonus which could have been paid to the senior executive under the Annual Incentive Plan for the year in which the termination occurs, based on actual Company performance during such year. No bonus will be payable unless the Compensation Committee certifies that the performance goals under the Annual Incentive Plan have been achieved for the year in which the termination occurs (except for eligible terminations following a change-in-control).

●	A lump sum payment equal to the difference between active employee health care premiums and continuation coverage premiums for 18 months of coverage.

●	At the discretion of the Compensation Committee, outplacement benefits may be provided to the executive.

●	All awards made pursuant to our Long-Term Incentive Plan, including those that are performance-based, generally will become fully vested and exercisable if a senior executive is involuntarily terminated without cause or, within
24 months following a change-in-control, terminates employment for good reason. In such event, the right to exercise stock options will continue for 24 months (36 months in the case of the CEO) after the senior executive’s termination (but not beyond the applicable expiration date for the stock options).

●	If a senior executive is involuntarily terminated without cause and no change-in-control has occurred, awards granted pursuant to our Long-Term Incentive Plan generally will vest on a prorated basis based on the period served during the vesting period, and stock options will remain exercisable until the end of severance period under the Executive Severance Policy, but not beyond the applicable expiration date for the stock options.

●	With respect to all executives other than the CEO, any benefits triggered by a change-in-control are subject to an automatic reduction to avoid the imposition of excise taxes under Section 4999 of the Internal Revenue Code in the event such reduction would result in a better after-tax result for the executive.

●	For individuals who were senior executives on or before April 30, 2009 (only our CEO), if benefits payable after a change-in-control exceed 110% of the maximum amount of such benefits that would not be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, an additional cash payment in an amount that, after payment of all taxes on such benefits (and on such amount), provides the senior executive with the amount necessary to pay such tax. If the benefits so payable do not exceed such 110% threshold, the amount thereof will be reduced to the maximum amount not subject to such excise tax. Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

The provision of severance benefits under the Executive Severance Policy is conditioned upon the executive executing an agreement and release which includes, among other things, non-competition and non-solicitation restrictive covenants, as well as a release of claims against the Company. These restrictive covenants vary in duration, but generally do not exceed two years.

As noted earlier, Mr. Farah is subject to an employment agreement, which is a customary practice for executives located in Dubai. Under the terms of Mr. Farah’s employment agreement, he is required to receive three months’ notice of termination of employment or, in lieu of such notice, three months of pay. In addition, Mr. Farah is also eligible for statutory end of service gratuity/severance amounts in accordance with local law. Any amounts due to Mr. Farah under the Executive Severance Policy will be reduced by any end of service gratuity/severance paid under the terms of his employment agreement or as required by local law.

We have quantified the potential payments to each NEO upon termination under various termination circumstances in the tables set forth below. These tables assume that the covered termination took place on December 31, 2018.

60	|	The Western Union Company

EXECUTIVE COMPENSATION

PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL TABLES

TERMINATION FOLLOWING A CHANGE-IN-CONTROL(1)
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	GROSS-UP ($000)(4)	TOTAL ($000)
Hikmet Ersek	7,100.0	33.6	—	12,592.2	594.4	7,902.1	28,222.3
Raj Agrawal	3,150.0	23.4	—	3,706.3	1,265.0	—	8,144.7
Odilon Almeida	3,250.0	23.2	—	3,182.8	1,072.5	—	7,528.5
Jean Claude Farah	2,350.0	—	—	1,804.8	602.9	—	4,757.7
Caroline Tsai	1,440.0	23.4	—	527.1	696.1	—	2,686.6

INVOLUNTARY TERMINATION OTHER THAN FOR DEATH, DISABILITY, OR CAUSE
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)(2)	WELFARE BENEFITS ($000)(3)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	7,100.0	33.6	—	6,282.6	—	13,416.2
Raj Agrawal	2,520.0	23.4	—	1,667.7	508.6	4,719.7
Odilon Almeida	2,600.0	23.2	—	1,444.4	433.6	4,501.2
Jean Claude Farah	1,875.0	—	—	858.3	259.6	2,992.9
Caroline Tsai	1,188.0	23.4	—	—	7.9	1,219.3

DEATH OR DISABILITY
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	—	—	—	12,592.2	594.4	13,186.6
Raj Agrawal	—	—	—	3,706.3	1,265.0	4,971.3
Odilon Almeida	—	—	—	3,182.8	1,072.5	4,255.3
Jean Claude Farah	—	—	—	1,804.8	602.9	2,407.7
Caroline Tsai	—	—	—	527.1	696.1	1,223.2

RETIREMENT(6)
			LONG-TERM INCENTIVES(5)
NAME	SEVERANCE ($000)	WELFARE BENEFITS ($000)	STOCK OPTIONS ($000)	PSUs ($000)	RSUs ($000)	TOTAL ($000)
Hikmet Ersek	—	—	—	7,450.1	169.2	7,619.3
Odilon Almeida	—	—	—	1,778.9	579.2	2,358.1

Footnotes:

(1)	Under the Executive Severance Policy, following a change-in-control, an eligible executive will become entitled to severance benefits if he or she is involuntarily terminated by the Company other than on account of death or disability or for cause, or he or she terminates employment voluntarily for good reason within 24 months after the date of the change-in-control.
____________________

2019 Proxy Statement	|	61

EXECUTIVE COMPENSATION

(2)	In accordance with the Executive Severance Policy, amounts in this column represent severance payments equal to the NEO’s target bonus for 2018 plus 1.5 times (two times in the case of the CEO and in the case of all senior executives who terminate for an eligible reason within 24 months following a change-in-control) the sum of the NEO’s base salary and target bonus, with the exception of Ms. Tsai, who commenced employment after February 24, 2011 and has been with the Company for less than two years as of December 31, 2018. Due to this fact, in accordance with the Executive Severance Policy in effect on December 31, 2018, the amount for Ms. Tsai represents (i) payments equal to 1.4 times the sum of her base salary and target bonus for the current year in the case of a termination following a change in control, and (ii) 1.08 times the sum of her base salary and target bonus for the current year in the case of an involuntary termination not in connection with a change in control.

(3)	Amounts in this column represent a lump sum cash payment equal to the product of (i) the difference in cost between the NEO’s actual health premiums and COBRA health premiums (if applicable) as of December 31, 2018 and (ii) 18, the number of months of continuing COBRA coverage.

(4)	Amounts in this column reflect tax gross-up calculations assuming a blended effective tax rate of approximately 44% and a 20% excise tax incurred on excess parachute payments, as calculated in accordance with Internal Revenue Code Sections 280G and 4999. The equity is valued using a closing stock price of $17.06 per share on December 31, 2018. As noted above, the Executive Severance Policy prohibits the Company from providing change-in-control tax gross-ups to individuals promoted or hired after April 2009. Accordingly, Mr. Ersek is the only Company employee who remains eligible for excise tax gross-up payments.

(5)	Amounts in these columns reflect the long-term incentive awards to be received upon a termination or a change-in-control calculated in accordance with the Executive Severance Policy and the Long-Term Incentive Plan. In the case of stock grants, the equity value represents the value of the shares determined by multiplying the closing stock price of $17.06 per share on December 31, 2018 by the number of unvested RSUs or, in the case of PSUs, by the number of shares to be awarded based on target achievement. In the case of option awards, the equity value was determined by multiplying (i) the spread between the exercise price and the closing stock price of $17.06 per share on December 31, 2018 and (ii) the number of unvested option shares that would vest following a qualifying termination or termination due to death or disability. The calculation with respect to unvested long-term incentive awards reflects the following additional assumptions under the Executive Severance Policy and the Long-Term Incentive Plan:

EVENT	STOCK OPTIONS	RSUs	PSUs
Change-in-control and qualifying termination within subsequent 24-month period	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results
Change-in-control (without termination of employment)	Vesting continues under normal terms	Vesting continues under normal terms	Vesting continues under normal terms
Involuntary termination without cause (outside the 24-month period following a change-in-control)	Prorated vesting by grant based on period served during vesting period	Prorated vesting by grant based on period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Prorated vesting by grant based on actual performance results and period served during vesting period; if termination occurs prior to the one-year anniversary of the grant date, the awards are forfeited

Death or disability	Accelerate	Accelerate	Accelerated vesting and award is payable to the extent earned based on actual performance results
Retirement

Effective for grants on January 31, 2011 and later, prorated vesting by grant based on period served during vesting period, with an exercise period equal to the earlier of (i) two years post-termination (three years, in the case of the CEO if termination is a severance-eligible event) and (ii) the expiration date

Grants made prior to January 31, 2011 may be exercised until four years after the termination date or, if earlier, until the expiration date.

		Prorated vesting by grant based on period served during vesting period	Prorated vesting by grant based on actual performance results and period served during vesting period

(6)	Messrs. Ersek and Almeida are the only NEOs eligible for retirement as of December 31, 2018, as defined under the Long-Term Incentive Plan.

62	|	The Western Union Company

EXECUTIVE COMPENSATION

RISK MANAGEMENT AND COMPENSATION

Appropriately incentivizing behaviors which foster the best interests of the Company and its stockholders is an essential part of the compensation-setting process. The Company believes that risk-taking is necessary for continued innovation and growth, but that risks should be encouraged within parameters that are appropriate for the long-term health and sustainability of the business. As part of its compensation setting process, the Company evaluates the merits of its compensation programs through a comprehensive review of its compensation policies and programs to determine whether they encourage unnecessary or inappropriate risk-taking by the Company’s executives and employees below the executive level. Based on this review, the Company has concluded that the risks arising from its compensation programs are not reasonably likely to have a material adverse effect on the Company.

Management and the Compensation Consultant review the Company’s compensation programs, including the broad-based employee programs and the programs tied to the performance of individual business units. The team maps the level of “enterprise” risk for each business area, as established through the Company’s enterprise risk management oversight process, with the level of compensation risk for the associated incentive programs. In developing the risk assessment, the team reviews the compensation programs within each business area for:

●	The mix of fixed versus variable pay;
●	The performance metrics to which pay is tied;
●	Whether the pay opportunity is capped;
●	The timing of payout;
●	Whether “clawback” adjustments are permitted;
●	The use of equity awards; and
●	Whether stock ownership guidelines apply.

Annual incentive awards and long-term incentive awards granted to executives are tied primarily to corporate performance goals, including revenue and operating income growth, and strategic performance objectives. The Compensation Committee believes that these metrics encourage performance that supports the business as a whole. The executive annual incentive awards include a maximum payout opportunity equal to 175% of target, subject to a +/-25% individual performance-based modifier for NEOs other than Mr. Ersek. Our executives are also expected to meet share ownership guidelines in order to align the executives’ interests with those of our stockholders. Further, the Company’s clawback policy permits the Company to recover incentive compensation paid to an executive officer if the compensation resulted from any financial result or metric impacted by the executive officer’s misconduct or fraud. This policy helps to discourage inappropriate risks, as executives will be held accountable for misconduct which is harmful to the Company’s financial and reputational health. In addition, the Company’s compliance clawback policy and specific clawback provisions in its annual and long-term incentive award agreements allow the Company to “claw back” executive bonuses if the executive engages in conduct that is later determined to have contributed to future compliance failures, subject to applicable law.

2019 Proxy Statement	|	63

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Act, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Mr. Ersek, our CEO. To understand this disclosure, we think it is important to give context to our operations. As noted above, The Western Union Company provides people and businesses with fast, reliable, and convenient ways to send money and make payments around the world. As a global organization, approximately 80% of our employees are located outside of the United States, with our employees located in a total of 57 countries. We strive to create a competitive global compensation program in terms of both the position and the geographic location in which the employee is located. As a result, our compensation program varies amongst each local market, in order to allow us to provide a competitive total rewards package.

Ratio

For 2018,

●	The median of the annual total compensation of all of our employees, other than Mr. Ersek, was $29,942.
●	Mr. Ersek’s annual total compensation, as reported in the Total column of the 2018 Summary Compensation Table, was $9,175.3 thousand.
●	Based on this information, the ratio of the annual total compensation of Mr. Ersek to the median of the annual total compensation of all employees is estimated to be 306 to 1.

Identification of Median Employee

The median employee used for purposes of disclosing the Company’s 2017 pay ratio experienced a change in employment circumstances during 2018. As a result of such change in employment circumstances, we have concluded that it is no longer appropriate to use the 2017 median employee, as we believe using such employee would result in a significant change to our pay ratio disclosure. As permitted under the SEC executive compensation disclosure rules, we elected to run a full analysis to reidentify a new median employee.

We selected November 1, 2018 as the date on which to determine our 2018 median employee. As of that date, we had approximately 12,000 employees. For purposes of identifying the median employee, we considered the aggregate of the following compensation elements for each of our employees, as compiled from the Company’s payroll records:

●	Base Salary
●	Target Annual Bonus
●	Actual Equity Awards
●	Target Commissions

We selected the above compensation elements as they represent the Company’s principal broad-based compensation elements. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ending December 31, 2018.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Eastern Europe. For purposes of this disclosure, we converted such employee’s compensation from the employee’s local currency to U.S. dollars using an exchange rate as of December 31, 2018. In determining the annual total compensation of the 2018 median employee, we calculated such employee’s 2018 compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2018 Summary Compensation Table with respect to each of the NEOs.

64	|	The Western Union Company

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing stockholders an advisory vote to approve executive compensation as required by Section 14A of the Exchange Act. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act. The advisory vote to approve executive compensation is a non-binding vote on the compensation of the Company’s NEOs, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this Proxy Statement. The advisory vote to approve executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote to approve executive compensation at least once every three years. At the 2017 Annual Meeting of Stockholders, the Company asked stockholders to indicate if it should hold an advisory vote to approve the compensation of named executive officers every one, two or three years, with the Board recommending an annual advisory vote. Our stockholders approved this recommendation. Accordingly, the Company is again asking stockholders to approve the compensation of NEOs as disclosed in this Proxy Statement.

At the 2018 Annual Meeting of Stockholders, the Company provided stockholders with the opportunity to cast an advisory vote to approve the compensation of the Company’s NEOs as disclosed in the Proxy Statement for the 2018 Annual

Meeting of Stockholders, and the Company’s stockholders overwhelmingly approved the proposal, with approval by approximately 93% of the votes cast for the proposal at the 2018 Annual Meeting of Stockholders.

The Company believes that its compensation policies and procedures, which are outlined in the Compensation Discussion and Analysis section of this Proxy Statement, support the goals of:

-	Aligning our executives’ goals with our stockholders’ interests;
-	Attracting, retaining, and motivating outstanding executive talent; and
-	“Pay-for-performance” - Holding our executives accountable and rewarding their achievement of financial, strategic and operating goals.

The Compensation Committee of the Board continually reviews the Company’s executive compensation and benefits program to evaluate whether it supports these goals and serves the interests of the Company’s stockholders. The Company’s executive compensation practices include the following, as discussed in more detail in the Compensation Discussion and Analysis section of this Proxy Statement:

WHAT WE DO
✓	Pay-for-performance and at-risk compensation.
✓	Align compensation with stockholder interests.
✓	Emphasis on future pay opportunity vs. current pay.
✓	Mix of performance metrics.
✓	Stockholder engagement.
✓	“Clawback” policies.
✓	Robust stock ownership guidelines.
✓	Three-year performance period for PSUs.
✓	Outside compensation consultant retained by the Compensation Committee.
✓	“Double trigger” severance benefits in the event of a change-in-control.
✓	Maximum payout caps for annual cash incentive compensation and PSUs.
✓	Consider compliance in compensation program.
WHAT WE DON’T DO
✘	No repricing or buyout of underwater stock options.
✘	No change-in-control tax gross ups for individuals promoted or hired after April 2009.
✘	No dividends or dividend equivalents paid on unvested or unearned PSUs or RSUs.
✘	Prohibition against pledging and hedging of Company securities by senior executives and directors.

2019 Proxy Statement	|	65

PROPOSAL 2 ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We believe that our executive compensation practices, in combination with a competitive market review, limited executive perquisites, and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interests.

The Board recommends that you vote in favor of the following “say-on-pay” resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, each as set forth in the Company’s Proxy Statement for its 2019 Annual Meeting of Stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 2.

Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2.

66	|	The Western Union Company

PROPOSAL 3
RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors and the Audit Committee believe it is in the best interest of the Company and its stockholders to recommend to the stockholders the ratification of the selection of Ernst & Young LLP, independent registered public accounting firm, to audit the accounts of the Company and its subsidiaries for 2019. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since the Company became a public company in 2006.

Consistent with the regulations adopted pursuant to the Sarbanes-Oxley Act of 2002, the lead audit partner having primary responsibility for the audit and the concurring audit partner are rotated every five years.

A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

SUMMARY OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES FOR 2018 AND 2017

Fees for professional services provided by our independent auditors, Ernst & Young LLP, for fiscal years 2018 and 2017, respectively, included the following (in millions):

	2018	2017
Audit Fees(1)	$6.8	$5.9
Audit-Related Fees(2)	$0.9	$0.8
Tax Fees(3)	$0.7	$0.6
All Other Fees(4)	$0.2	$—

(1)	“Audit Fees” primarily include fees related to (i) the integrated audit of the Company’s annual consolidated financial statements and internal controls over financial reporting; (ii) the review of its quarterly consolidated financial statements; (iii) statutory audits required domestically and internationally; (iv) comfort letters, consents and assistance with and review of documents filed with the SEC; and (v) other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the PCAOB (United States).

(2)	“Audit-Related Fees” primarily include fees, not included in “Audit Fees” above, related to (i) service auditor examinations; (ii) due diligence related to mergers and acquisitions; (iii) attest services that are not required by statute or regulation; and (iv) consultation concerning financial accounting and reporting standards that are not classified as “Audit Fees.”

(3)	“Tax Fees,” which incorporate both tax advice and tax planning services, primarily include fees related to (i) consultations, analysis and assistance with domestic and foreign tax matters, including value-added and goods and services taxes; (ii) local tax authority audits; and (iii) other miscellaneous tax consultations, including tax services requested as part of the Company’s procedures for commercial agreements, the acquisition of new entities, and other potential business transactions.

(4)	“All Other Fees” consist of fees for professional services other than the services reported above, including an assessment of the Company’s environmental sustainability strategy in 2018.

During 2018 and 2017, all audit and non-audit services provided by the independent registered public accounting firm were pre-approved, consistent with the pre-approval policy of the Audit Committee. The pre-approval policy requires that all services provided by the independent registered public accounting firm be pre-approved by the Audit Committee or one or more members of the Audit Committee designated by the Audit Committee.

2019 Proxy Statement	|	67

PROPOSAL 3 RATIFICATION OF SELECTION OF AUDITORS

REQUIRED VOTE

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to approve this Proposal 3. In the event the stockholders fail to ratify the selection of Ernst & Young LLP, the Audit Committee of the Board of Directors will consider it a direction to select another independent registered public accounting firm for the subsequent year. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent registered public accounting firm at any time during the year, if it feels that such a change would be in the best interest of the Company and its stockholders.

THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND THAT YOU VOTE FOR PROPOSAL 3.

68	|	The Western Union Company

PROPOSAL 4
STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of more than $2,000 worth of shares of the Company’s Common Stock, has notified the Company that he intends to present a proposal for consideration at the Annual Meeting. As required by the

Exchange Act, the text of the stockholder proposal and supporting statement appear as submitted to the Company by the proponent. The Board and the Company accept no responsibility for the contents of the proposal or the supporting statement.

WESTERN UNION POLITICAL DISCLOSURE SHAREHOLDER RESOLUTION

Resolved, that the shareholders of Western Union Company (“Western Union” or “Company”) hereby request that the Company provide a report, updated semiannually, disclosing the Company’s:

1.	Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.	Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section 1 above, including:

	a.	The identity of the recipient as well as the amount paid to each; and

	b.	The title(s) of the person(s) in the Company responsible for decision-making.

The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.

Supporting Statement

As long-term shareholders of Western Union, we support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state or local candidates.

Disclosure is in the best interest of the company and its shareholders. The Supreme Court recognized this in its 2010 Citizens United decision, which said, “[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages.”

Publicly available records show Western Union has contributed at least $426,000 in corporate funds since the 2010 election cycle (CQMoneyLine: http://moneyline.cq.com; National Institute on Money in State Politics: http://www.followthemoney.org).

However, relying on publicly available data does not provide a complete picture of the Company’s electoral spending. For example, the Company’s payments to trade associations that may be used for election-related activities are undisclosed and unknown. This proposal asks the Company to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations, which may be used for electoral purposes. This would bring our Company in line with a growing number of leading companies, including State Street Corp., Capital One Financial Corp., and Fifth Third Bancorp, which present this information on their websites.

The Company’s Board and shareholders need comprehensive disclosure to fully evaluate the use of corporate assets in elections. We urge your support for this critical governance reform.

2019 Proxy Statement	|	69

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

BOARD’S STATEMENT OPPOSING THE PROPOSAL

After careful consideration, and for the following reasons, the Board believes that the proposal is not in the best interests of the Company or its stockholders, and the Board recommends voting “AGAINST” this proposal.

The Company has historically made an extremely limited number of political contributions, where such contributions are permitted by law. The Company’s political contributions are not financially material to the Company. In 2018, the Company did not make any such contributions and for each of 2017 and 2016, these contributions totaled approximately $2,500. In 2018, the Company’s total expenses relating to political contributions were de minimis when compared to the Company’s total operating costs of approximately $4.5 billion.

The Company is both transparent and accountable regarding its political contributions. On a limited basis, we have pursued and will continue to pursue efforts to help inform public policy decisions that have the potential to affect our customers, employees, and the communities in which we operate. To the extent this is done through a small number of corporate political contributions, such contributions are already strictly controlled. Consider our current standards, policies and practices regarding corporate political contributions:

-	The Company maintains a formal policy regarding political activities, political contributions, and lobbying activities, which is contained in the Company’s Code of Conduct and which is publicly available in the “Corporate Governance” section of our Investor Relations website.

-	Our policy contains standards for participating in the political process for both the Company and its employees.

-	With respect to political contributions, the Company’s Code of Conduct provides that the permission of the Company’s General Counsel’s office is needed before any political contributions are made on behalf of the Company.

-	The Company’s Code of Conduct also provides that a senior executive officer of the Company’s Government Relations department and the General Counsel’s office be consulted prior to contacting a government official or retaining a lobbyist.

The Company is also transparent and accountable regarding its membership in trade associations. The Company participates in various trade associations to keep abreast of business trends as well as emerging standards within our industry. We do not join trade associations to advance political purposes, and our participation as a trade association member comes with the understanding that we may not always agree with all of the positions of the organizations or other members; we believe that the associations we belong to take many positions and address many issues in a meaningful and influential manner and in a way that will be to the Company’s benefit. Disclosure of the amounts we pay in the form of membership dues to trade associations would not provide our stockholders with a greater understanding of our business strategies, initiatives or values. Consider the following:

-	Although we must pay regular membership dues, we do not normally make additional non-dues contributions to support a group’s targeted political contributions.

-	We closely monitor the appropriateness and effectiveness of the political activities undertaken by the most significant trade associations of which we are a member.

-	Disclosure of political contributions made indirectly through trade associations could place the Company at a competitive disadvantage by revealing its strategies and priorities.

-	Requiring such disclosure may risk misrepresenting our political activities, as trade associations operate on an independent basis, and we do not agree with all positions taken by trade associations on issues.

Significant disclosure regarding the Company’s political activities and related policies is already publicly available. Consider the following:

-	Under federal law, all contributions by the Western Union Political Action Committee, the sole political action committee affiliated with the Company, are required to be reported, and a list of such contributions is publicly available at the website of the United States Federal Election Commission.

-	Contributions made directly by the Company are most frequently made to state-level candidates and representatives who are required by state law to disclose such contributions.

-	Federal law prohibits corporations from contributing corporate treasury funds to federal candidates or federal campaign committees. Accordingly, we make none.

70	|	The Western Union Company

PROPOSAL 4 STOCKHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS DISCLOSURE

Given all of the above, we believe that this proposal is unnecessary, costly and largely duplicative of current reporting systems and accountability measures. We believe that participating in the political process in a transparent manner is key to good governance and an important way to enhance stockholder value and promote healthy corporate citizenship. We do not believe, however, that implementing a semiannual report on our political activity would increase stockholder value or provide stockholders with any more meaningful information than is already available. If adopted, the proposal would apply only to Western Union and to no other company and would cause Western Union to incur undue costs and administrative burdens without commensurate benefit to our stockholders.

Required Vote; Recommendation Only

The affirmative vote of the holders of a majority of shares of the Company’s Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter is required to approve this Proposal 4. Stockholders should be aware that this stockholder proposal is simply a request that the Board take the action stated in the proposal. Approval of this proposal may not result in the requested action being taken by the Board, and therefore, its approval would not effectuate the actions requested by the proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST PROPOSAL 4.

2019 Proxy Statement	|	71

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information, as of December 31, 2018, about our Common Stock that may be issued upon the exercise of options and settlement of other equity awards under all compensation plans under which equity securities are reserved for issuance. The Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan are our only equity compensation plans pursuant to which our equity securities are authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	13,270,970(1)	$17.63(2)	26,489,000(3)
Equity compensation plans not approved by security holders	—	N/A	—
Total	13,270,970(1)	$17.63(2)	26,489,000(3)

Footnotes:

(1)	Includes 7,070,286 restricted stock units, PSUs, deferred stock units, and bonus stock units that were outstanding on December 31, 2018 under the Company’s 2015 Long-Term Incentive Plan, 2006 Long-Term Incentive Plan and 2006 Non-Employee Director Equity Compensation Plan. Restricted stock unit awards, deferred stock unit awards and bonus stock units may be settled only for shares of Common Stock on a one-for-one basis. The number included for PSUs reflects grant date units awarded. Assuming maximum payout for PSU grants that have not completed the required performance period, the number of securities to be issued would increase by 1,241,133. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for further information regarding the 2016 PSUs, including the performance metrics applicable to such awards.

(2)	Only option awards were used in computing the weighted-average exercise price.

(3)	This amount represents shares of Common Stock available for issuance under the Company’s 2015 Long-Term Incentive Plan. Awards available for grant under the Company’s 2015 Long-Term Incentive Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, bonus stock units, deferred stock units, performance grants, and any combination of the foregoing awards.

72	|	The Western Union Company

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

The following table sets forth the beneficial ownership of Common Stock by each person or group that is known by us to be the beneficial owner of more than 5% of our Common Stock, all directors and nominees, each of the executive officers named in the 2018 Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group. Except as otherwise noted, (i) the information is as of March 19, 2019, (ii) each person has sole voting and investment power of the shares, and (iii) the business address of each person shown below is 7001 East Belleview Avenue, Denver, Colorado 80237.

NAME OF BENEFICIAL OWNER	ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENTAGE OF OUTSTANDING SHARES
5% Owners
The Vanguard Group	100 Vanguard Blvd., Malvern, PA 19355	52,769,261(1)	11.91%(1)
BlackRock, Inc.	55 East 52nd Street, New York, NY 10055	46,384,514(2)	10.5%(2)
FMR LLC	245 Summer Street, Boston, MA 02210	39,799,494(3)	8.987%(3)
Capital Research Global Investors, a division of Capital Research and Management Company	333 South Hope Street, Los Angeles, CA 90071	34,428,162(4)	7.8%(4)
The Bank of New York Mellon Corporation	240 Greenwich Street New York, NY 10286	28,016,282(5)	6.33%(5)
DIRECTORS AND NAMED EXECUTIVE OFFICERS(6)
Martin I. Cole		31,816	*
Hikmet Ersek		3,758,928	*
Richard A. Goodman		36,814	*
Betsy D. Holden		20,474	*
Jeffrey A. Joerres		15,998	*
Roberto G. Mendoza		106,201	*
Michael A. Miles, Jr.		15,474	*
Robert W. Selander		121,026	*
Angela A. Sun		13,208	*
Frances Fragos Townsend		39,833	*
Solomon D. Trujillo		150,732(7)	*
Raj Agrawal		648,037	*
Odilon Almeida		291,724	*
Jean Claude Farah		269,886	*
Caroline Tsai		2,441	*
All directors and executive officers as a group (18 persons)		5,795,434	1.33%
*	Less than 1%

2019 Proxy Statement	|	73

STOCK BENEFICIALLY OWNED BY DIRECTORS, EXECUTIVE OFFICERS AND OUR LARGEST STOCKHOLDERS

(1)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 6 to Schedule 13G filing with the Securities and Exchange Commission filed February 11, 2019, which reports ownership as of December 31, 2018. The Schedule 13G filing indicates that the holder had sole voting power over 533,337 shares, sole dispositive power over 52,086,393 shares, shared voting power over 163,637 shares, and shared dispositive power over 682,868 shares.

(2)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 8 to Schedule 13G filing with the Securities and Exchange Commission filed January 10, 2019, which reports ownership as of December 31, 2018. The Schedule 13G filing indicates that the holder had sole voting power over 40,806,933 shares, sole dispositive power over 46,384,514 shares, and shared voting power over, and shared dispositive power over, no shares.

(3)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 5 to Schedule 13G filing with the Securities and Exchange Commission filed February 13, 2019, which reports ownership as of December 31, 2018. The Schedule 13G filing indicates that the holder had sole power to vote or direct the vote of 3,612,247 shares, sole power to dispose of or to direct the disposition of 39,799,494 shares, and shared power to vote or direct the vote, and shared power to dispose of or direct the disposition of, no shares.

(4)	The number of shares held and percentage of outstanding shares were obtained from the holder’s Amendment No. 6 to Schedule 13G filing with the Securities and Exchange Commission filed January 10, 2019, which reports ownership as of December 31, 2018. The Schedule 13G filing indicates that the holder had sole voting and sole dispositive power over 34,428,162 shares, and shared voting power over, and shared dispositive power over, no shares.

(5)	The number of shares held and percentage of outstanding shares were obtained from Amendment No. 2 to Schedule 13G filed by The Bank of New York Mellon Corporation, a parent holding company, on behalf of the subsidiaries listed in Exhibit I therein (collectively, “BNYM”) with the Securities and Exchange Commission on January 29, 2019, which reports ownership as of December 31, 2018. The Schedule 13G filing indicates that BNYM had sole voting power over 24,626,369 shares, sole dispositive power over 27,300,972 shares, shared voting power over 26,522 shares, and shared dispositive power over 715,310 shares.

(6)	The number of shares reported includes shares covered by options that are exercisable within 60 days of March 19, 2019 as follows: Mr. Cole, 9,208; Mr. Ersek, 2,962,949; Mr. Goodman, 36,814; Ms. Holden, 15,474; Mr. Joerres, 11,448; Mr. Mendoza, 106,201; Mr. Miles, 15,474; Mr. Selander, 77,439; Ms. Sun 13,208; Ms. Fragos Townsend, 39,833; Mr. Trujillo, 138,932; Mr. Agrawal, 437,007; Mr. Almeida, 170,248; Mr. Farah, 116,503; Ms. Rhodes, 0; Mr. Schenkel, 24,911; Ms. Tsai, 0; Mr. Williams, 93,272; all directors and executive officers as a group, 4,268,921.

(7)	Mr. Trujillo shares with his spouse through a family trust the power to vote or direct the vote of, and the power to dispose or direct the disposition of, 11,800 shares.

74	|	The Western Union Company

CERTAIN TRANSACTIONS AND OTHER MATTERS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our Common Stock, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as “related person transactions.” Each related person transaction must be approved or ratified in accordance with the Company’s written Related Person Transactions Policy by the Corporate Governance and Public Policy Committee of the Board of Directors or, if the Corporate Governance and Public Policy Committee of the Board of Directors determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board of Directors, by the vote of a majority of such disinterested members.

Since January 1, 2018, there have not been any such related person transactions involving the Company.
The Corporate Governance and Public Policy Committee considers all relevant factors when determining whether to approve or ratify a related person transaction, including, without limitation, the following:

-	the size of the transaction and the amount payable to a related person;
-	the nature of the interest of the related person in the transaction;
-	whether the transaction may involve a conflict of interest; and
-

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company’s Related Person Transactions Policy is available through the “Investor Relations, Corporate Governance” portion of the Company’s website, www.westernunion.com.

2019 Proxy Statement	|	75

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock, as well as certain affiliates of such persons, to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Based solely on the Company’s review of the reports that have been filed by or on behalf of such persons in this regard and written representations from our executive officers and directors that no other reports were required, during and for the fiscal year ended December 31, 2018, the Company believes that all Section 16(a) filing requirements applicable to the Company’s directors, executive officers, and greater than 10% stockholders were met.

* * *
This Proxy Statement is provided to you at the direction of the Board of Directors.

Caroline Tsai
Executive Vice President,
General Counsel and Corporate
Secretary

76	|	The Western Union Company

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business, because they provide consistency and comparability to prior periods.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provides a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year reported amounts.

	FY2017	FY2018
Revenues, as reported (GAAP)		$5,589.9
Foreign currency translation impact(a)		$111.9
Revenues, constant currency adjusted		$5,701.8
Prior year revenues, as reported (GAAP)		$5,524.3
Revenue change, as reported (GAAP)		1%
Revenue change, constant currency adjusted		3%
Operating income, as reported (GAAP)		$1,122.1
Foreign currency translation impact(a)		$18.1
Operating income, constant currency adjusted		$1,140.2
Operating income as reported (GAAP)	$475.8
Goodwill impairment(b)	$464.0
NYDFS Consent Order(c)	$60.0
Joint Settlement Agreements(d)	$8.0
Operating income, excluding Goodwill impairment, NYDFS Consent Order, and Joint Settlement Agreements	$1,007.8
Operating income margin, as reported	8.6%	20.1%
Operating margin, excluding Goodwill impairment, NYDFS Consent Order, and Joint Settlement Agreements	18.2%

(a)	Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility and provides greater clarity regarding, and increases the comparability of, our underlying results and trends.

(b)	Represents a non-cash goodwill impairment charge related to our Business Solutions reporting unit. We believe that, by excluding the effects of significant charges associated with non-cash impairment charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(c)	Represents the impact from the NYDFS Consent Order. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(d)	Represents the impact from the Joint Settlement Agreements. We believe that, by excluding the effects of significant charges associated with the settlement of litigation that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

2019 Proxy Statement	|	A-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

Election of directors:
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1a. Martin I. Cole	☐	☐	☐	1f. Roberto G. Mendoza	☐	☐	☐

1b. Hikmet Ersek	☐	☐	☐	1g. Michael A. Miles, Jr.	☐	☐	☐

Please fold here – Do not separate

1c. Richard A. Goodman	☐	☐	☐	1h. Angela A. Sun	☐	☐	☐

1d. Betsy D. Holden	☐	☐	☐	1i. Frances Fragos Townsend	☐	☐	☐

1e. Jeffrey A. Joerres	☐	☐	☐	1j. Solomon D. Trujillo	☐	☐	☐

Other Matters:

2.	Advisory Vote to Approve Executive Compensation	☐	For	☐	Against	☐	Abstain

3.	Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2019	☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote AGAINST Item 4.

4.	Stockholder Proposal Regarding Political Contributions Disclosure	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEM 4. For shares held in The Western Union Company Incentive Savings Plan (the Plan), the Plan’s Trustee will vote the shares as directed. If no direction is given on how to vote the shares to the Trustee by mail on or before May 14, 2019 or by Internet or phone by 11:59 p.m. (EDT) on May 14, 2019, the Plan’s Trustee will vote your shares held in the Plan in the same proportion as the shares for which it receives instructions from all other participants in the Plan.

Date
Signature(s) in Box

Please sign exactly as your name(s) appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS

May 17, 2019
8:00 a.m. (MDT)

The Western Union Company Corporate Headquarters
7001 East Belleview Avenue
Denver, Colorado 80237

The Western Union Company 7001 East Belleview Avenue Denver, Colorado 80237	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 17, 2019.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3, and “AGAINST” Item 4.

By signing the proxy, you revoke all prior proxies and appoint Hikmet Ersek and Caroline Tsai, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxypush.com/wu	PHONE 1-866-883-3382	MAIL
Use the Internet to vote your proxy until 11:59 p.m. (EDT) on May 16, 2019. Scan the QR code on front for mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (EDT) on May 16, 2019.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.